Exhibit 99.2







                         AGREEMENT AND PLAN OF MERGER
                                     AMONG
                            PETROCORP INCORPORATED,
                         PETROCORP ACQUISITION COMPANY
                                      AND
                         SOUTHERN MINERAL CORPORATION
                         DATED AS OF DECEMBER 22, 2000

                                TABLE OF CONTENTS

ARTICLE I THE MERGER........................................................................................    2
   Section 1.1   The Merger.................................................................................    2
   Section 1.2   Effective Time.............................................................................    2
   Section 1.3   Effects of the Merger......................................................................    2
   Section 1.4   Charter and Bylaws, Directors..............................................................    2
   Section 1.5   Conversion of Securities...................................................................    3
   Section 1.6   Company Common Stock Elections.............................................................    6
   Section 1.7   Parent to Make Cash and Certificates Available, Transfer Taxes, Withholding................    7
   Section 1.8   Dividends, Fractional Shares, etc..........................................................    8
   Section 1.9   Closing....................................................................................   10
   Section 1.10  Transfer Taxes.............................................................................   10
   Section 1.11  Guarantee..................................................................................   10
   Section 1.12  Dissenting Shares..........................................................................   11

ARTICLE II REPRESENTATIONS AND WARRANTIES OF PARENT.........................................................   11
   Section 2.1   Organization and Qualification.............................................................   11
   Section 2.2   Capitalization.............................................................................   12
   Section 2.3   Subsidiaries...............................................................................   12
   Section 2.4   Authority Relative to this Agreement.......................................................   13
   Section 2.5   Reports and Financial Statements...........................................................   14
   Section 2.6   Absence of Certain Changes or Events.......................................................   14
   Section 2.7   Litigation.................................................................................   15
   Section 2.8   Compliance with All Applicable Laws........................................................   15
   Section 2.9   Employee Benefit Plans.....................................................................   15
   Section 2.10  Parent Board Action........................................................................   17
   Section 2.11  Required Shareholder Vote or Consent.......................................................   17
   Section 2.12  Taxes......................................................................................   17
   Section 2.13  No HSR Filing..............................................................................   18
   Section 2.14  Certain Agreements.........................................................................   18
   Section 2.15  Compliance with Environmental Laws.........................................................   18
   Section 2.16  Financial Advisor..........................................................................   19
   Section 2.17  Hedging....................................................................................   19
   Section 2.18  No Distribution of Parent Rights...........................................................   20
   Section 2.19  Oil and Gas Operations.....................................................................   20
   Section 2.20  Properties.................................................................................   20
   Section 2.21  Oil and Gas Reserves.......................................................................   21
   Section 2.22  Take-or-Pay Deliveries.....................................................................   21
   Section 2.23  Representations and Warranties Regarding Merger Sub........................................   22

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................   22
   Section 3.1   Organization and Qualification.............................................................   22
   Section 3.2   Capitalization.............................................................................   23
   Section 3.3   Subsidiaries...............................................................................   23
   Section 3.4   Authority Relative to this Agreement.......................................................   24
   Section 3.5   Reports and Financial Statements...........................................................   25

   Section 3.6    Absence of Certain Changes or Events.......................................................  26
   Section 3.7    Litigation.................................................................................  26
   Section 3.8    Compliance with Applicable Laws............................................................  26
   Section 3.9    Employee Benefit Plans.....................................................................  26
   Section 3.10   Company Board Action.......................................................................  28
   Section 3.11   Required Shareholder Vote or Consent.......................................................  28
   Section 3.12   Taxes......................................................................................  28
   Section 3.13   Certain Agreements.........................................................................  29
   Section 3.14   Compliance with Environmental Laws.........................................................  29
   Section 3.15   Financial Advisor..........................................................................  30
   Section 3.16   Hedging....................................................................................  30
   Section 3.17   Oil and Gas Operations.....................................................................  30
   Section 3.18   Gas Imbalances.............................................................................  31
   Section 3.19   Royalties..................................................................................  31
   Section 3.20   Properties.................................................................................  31
   Section 3.21   Oil and Gas Reserves.......................................................................  32
   Section 3.22   Take-or-Pay Deliveries.....................................................................  32

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS.........................................................  33
   Section 4.1    Conduct of Business by Company Pending the Merger..........................................  33
   Section 4.2    Conduct of Business by Parent Pending the Merger...........................................  37

ARTICLE V ADDITIONAL AGREEMENTS..............................................................................  40
   Section 5.1    Access and Information.....................................................................  40
   Section 5.2    Registration Statement/Proxy Statement.....................................................  40
   Section 5.3    Compliance with the Securities Act.........................................................  41
   Section 5.4    Stock Exchange Listing.....................................................................  41
   Section 5.5    Employee Matters...........................................................................  41
   Section 5.6    Indemnification............................................................................  42
   Section 5.7    Additional Agreements......................................................................  43
   Section 5.8    No Shop....................................................................................  44
   Section 5.9    Advice of Changes, SEC Filings.............................................................  45
   Section 5.10   Confidentiality Agreement..................................................................  45
   Section 5.11   Special Meetings...........................................................................  45
   Section 5.12   State Takeover Statutes....................................................................  46
   Section 5.13   Company Credit Agreements..................................................................  46
   Section 5.14   Expenses...................................................................................  46
   Section 5.15   St. Paul Shareholder Agreement.............................................................  46
   Section 5.16   Available Funds............................................................................  47

ARTICLE VI CONDITIONS PRECEDENT..............................................................................  47
   Section 6.1    Conditions to Each Party's Obligation to Effect the Merger.................................  47
   Section 6.2    Conditions to Obligation of Company to Effect the Merger...................................  48
   Section 6.3    Conditions to Obligations of Parent to Effect the Merger...................................  48

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER................................................................  49
   Section 7.1    Termination................................................................................  49
   Section 7.2    Effect of Termination......................................................................  50

   Section 7.3    Amendment..................................................................................  51
   Section 7.4    Waiver.....................................................................................  51
   Section 7.5    Exclusive Remedy for Inaccuracy or Breach of Representation or Warranty....................  51

ARTICLE VIII GENERAL PROVISIONS..............................................................................  51
   Section 8.1    Non-Survival of Representations and Warranties.............................................  51
   Section 8.2    Disclosure Schedules.......................................................................  52
   Section 8.3    Notices....................................................................................  52
   Section 8.4    Interpretation.............................................................................  53
   Section 8.5    Counterparts...............................................................................  53
   Section 8.6    Entire Agreement, No Third-Party Beneficiaries.............................................  53
   Section 8.7    Governing Law..............................................................................  53
   Section 8.8    Shareholder Agreements.....................................................................  53
   Section 8.9    Standstill.................................................................................  53
   Section 8.10   Assignment.................................................................................  54
   Section 8.11   Severability...............................................................................  54
   Section 8.12   Enforcement of this Agreement..............................................................  54

                    Exhibit A   --   Merger Sub Certificate of Incorporation

                    Exhibit B   --   Affiliate Letter

                    Exhibit C   --   Form of St. Paul Shareholder Agreement

                            INDEX OF DEFINED TERMS

    Term                                                              Section
    ----                                                              -------

Affiliate.........................................................  5.3
Affiliate Letter..................................................  5.3
Aggregate Merger Consideration....................................  1.5(c)(ii)
Agreement.........................................................  Preamble
Alternative Proposal..............................................  5.8
AMEX..............................................................  6.1(c)
Applicable Corporate Laws.........................................  1.1
Blue Sky..........................................................  5.2
Cap...............................................................  5.6(a)
Cash Consideration................................................  1.5(c)(i)
Cash-Out Option...................................................  1.5(h)
Certificate.......................................................  1.5(f)
Certificates of Merger............................................  1.2
Closing...........................................................  1.9
Code..............................................................  Recitals
Commission........................................................  2.5
Company...........................................................  Preamble
Company Common Stock..............................................  Recitals
Company Credit Agreements.........................................  4.1(e)
Company Director Nominees.........................................  1.4(b)
Company Disclosure Schedule.......................................  Article III
Company ERISA Affiliate...........................................  3.9
Company Employee Benefit Plans....................................  3.9(a)
Company Employee Payments.........................................  3.9(d)
Company Financial Advisor Fees....................................  3.15
Company Good and Marketable Title.................................  3.20(b)
Company's Knowledge...............................................  3.7
Company Material Adverse Effect...................................  3.1
Company Payout Balances...........................................  3.21
Company Permitted Encumbrances....................................  4.1(e)
Company Permits...................................................  3.8
Company Preferred Stock...........................................  3.2
Company Principal Shareholders....................................  Recitals
Company Proxy Statement...........................................  5.2
Company Related Party.............................................  3.13(b)
Company Reserve Report............................................  3.21
Company SEC Reports...............................................  3.5
Company Shareholder Agreements....................................  Recitals
Company Shareholder Approval......................................  3.11
Company Special Meeting...........................................  5.11
Company Stock Plans...............................................  1.5(h)
Company Transaction Costs.........................................  1.5(d)
Confidentiality Agreement.........................................  5.10
Control...........................................................  8.4
Delaware Certificate of Merger....................................  1.2

DGCL..............................................................  1.1
Effective Time....................................................  1.2
Stock Election Mailing Date.......................................  1.6(c)
Environmental Laws................................................  2.15(a)
ERISA.............................................................  2.9(a)
Exchange Act......................................................  2.4
Exchange Agent....................................................  1.6(b)
Exchange Fund.....................................................  1.7(a)
Exchange Ratio....................................................  1.5(c)(ii)
Expenses Fee......................................................  7.2(c)
Form of Stock Election............................................  1.6(c)
Form S-4..........................................................  5.2
Fractional Share..................................................  1.8(c)
Fundamental Change................................................  4.2
GAAP..............................................................  4.1(e)
GCLN..............................................................  1.1
Governmental Entity...............................................  2.4
Hydrocarbons......................................................  2.1
Indemnified Parties...............................................  5.6(a)
Liens.............................................................  2.20(a)
Maximum Stock Election Number.....................................  1.5(e)
Merger............................................................  Recitals
Merger Consideration..............................................  1.5(c)
Merger Sub........................................................  Preamble
Merger Sub Common Stock...........................................  1.5(a)(ii)
Multiemployer Plan................................................  2.9(b)
Nevada Certificate of Merger......................................  1.2
Non-Electing Share................................................  1.6(a)
Option............................................................  1.5(h)
Parent............................................................  Preamble
Parent Common Stock...............................................  Recitals
Parent Credit Agreement...........................................  4.2(e)
Parent Disclosure Schedule........................................  Article II
Parent ERISA Affiliate............................................  2.9(f)
Parent Employee Benefit Plans.....................................  2.9(a)
Parent Good and Marketable Title..................................  2.20(b)
Parent Information Statement......................................  5.2
Parent's Knowledge................................................  2.7
Parent Material Adverse Effect....................................  2.1
Parent Payout Balances............................................  2.21
Parent Permitted Encumbrances.....................................  4.2(e)
Parent Permits....................................................  2.8
Parent Preferred Stock............................................  2.2
Parent Principal Shareholders.....................................  Recitals
Parent Prospectus.................................................  5.12
Parent Related Party..............................................  2.14(b)
Parent Reserve Reports............................................  2.21

Parent Rights.....................................................  2.2
Parent SEC Reports................................................  2.5
Parent Shareholder Agreements.....................................  Recitals
Parent Shareholder Approval.......................................  2.11
Parent Special Meeting............................................  5.11(b)
Parent Stock Options..............................................  2.2
Per Share Merger Consideration....................................  1.5(c)(i)
Per Share Merger Consideration Adjustment.........................  1.5(d)
Person............................................................  2.12(c)
Joint Proxy Statement/Prospectus..................................  5.2
Securities Act....................................................  2.4
Shareholder Agreements............................................  Recitals
St. Paul..........................................................  5.15
St. Paul Shareholder Agreement....................................  5.15
Stock Consideration...............................................  1.5(c)(ii)
Stock Election....................................................  1.6(a)
Stock Election Final Date.........................................  1.6(e)
Stock Election Percentage.........................................  1.5(e)
Stock Election Shareholders.......................................  1.5(e)
Subsidiary........................................................  8.4
Substitute Option.................................................  1.5(h)
Superior Proposal.................................................  5.8
Surviving Corporation.............................................  1.1
Tax...............................................................  2.12
Tax Return........................................................  2.12
TBCA..............................................................  1.1
Transaction Documents.............................................  2.4
Transfer Taxes....................................................  1.10
Warrant...........................................................  1.5(g)

                         AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER dated as of December 22, 2000 (as amended from time to time, this "Agreement") is entered into by PetroCorp Incorporated, a Texas corporation ("Parent"), PetroCorp Acquisition Company, a Delaware corporation ("Merger Sub"), and Southern Mineral Corporation, a Nevada corporation ("Company").

                             W I T N E S S E T H:

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and Company have approved the merger of Company with and into Merger Sub (the "Merger") and the other transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth herein, whereby, among other things, each issued and outstanding share of common stock, par value $0.01 per share, of Company ("Company Common Stock"), not owned by Parent, Company or their respective Subsidiaries (as defined in Section 8.4), will be converted into the
                                       -----------
right to receive cash or, if properly elected by the holder of such share, shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock") or a combination of Parent Common Stock and cash;

WHEREAS, Parent and Company intend for the Merger to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective shareholders, and accordingly the Boards of Directors of Parent, Merger Sub and Company have approved the Merger upon the terms and subject to the conditions set forth herein;

WHEREAS, simultaneously with the execution and delivery of this Agreement (except as described in Section 5.15), and as a condition and inducement to the
                        ------------
willingness of Company to enter into this Agreement, Company and holders ("Parent Principal Shareholders") of the number of shares of Parent Common Stock necessary under applicable law to approve the Merger and the transactions contemplated hereby have entered, or (in the case of the St. Paul Shareholder Agreement (as defined in Section 5.15)) will enter, into shareholder agreements
                         ------------
(including the St. Paul Shareholder Agreement, the "Parent Shareholder Agreements" and, together with the Company Shareholder Agreement, the "Shareholder Agreements") pursuant to which they each agree to vote to adopt and approve the Merger, this Agreement, and the transactions contemplated hereby, and to take certain actions in furtherance of the Merger;

WHEREAS, simultaneously with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Parent and certain principal shareholders of Company (the "Company Principal Shareholders") have entered into shareholder agreements (the "Company Shareholder Agreements") pursuant to which the Company Principal Shareholders will agree to vote to adopt and approve the Merger, this Agreement, and the transactions contemplated hereby, and to take certain other actions in furtherance of the Merger;

WHEREAS, prior to the execution and delivery of this Agreement, Parent, as sole stockholder of Merger Sub, has executed a written consent adopting and approving the

Merger, this Agreement, and the transactions contemplated hereby, and approving certain other actions in furtherance of the Merger; and

WHEREAS, among other things, two individuals selected by the Board of Directors of Company will become directors of Parent in connection with the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

     Section 1.1  The Merger. Upon the terms and subject to the conditions
                  ----------
hereof, and in accordance with each of the Delaware General Corporation Law (the "DGCL"), the General Corporation Law of Nevada (the "GCLN") and the Texas Business Corporation Act (the "TBCA" and, together with the DGCL and the GCLN, the "Applicable Corporate Laws"), Company will be merged with and into Merger Sub at the Effective Time (as defined in Section 1.2). Following the Merger, the
                                         -----------
separate corporate existence of Company will cease in accordance with the GCLN, and Merger Sub will continue as the surviving corporation (the "Surviving Corporation"), and will succeed to and assume all the rights and obligations of Company in accordance with the DGCL.

     Section 1.2  Effective Time. The Merger will become effective when a
                  --------------
Certificate of Merger (the "Delaware Certificate of Merger") executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware, and a Certificate of Merger (the "Nevada Certificate of Merger" and, together with the Delaware Certificate of Merger, the "Certificates of Merger") executed in accordance with the GCLN is filed with the Secretary of State of the State of Nevada, or such later time which the parties hereto will have agreed upon and designated in the Certificates of Merger as the effective time of the Merger. When used in this Agreement, the term "Effective Time" will mean the first date and time at which both Certificates of Merger have been duly filed, which the Parties agree will be done simultaneously (as reasonably possible) for record or such later time established by the Certificates of Merger. The filing of the Certificates of Merger will be made on the date of the Closing (as defined in Section 1.9).
                                                              -----------

     Section 1.3  Effects of the Merger. The Merger will have the effects set
                  ---------------------
forth in the applicable provisions of the Applicable Corporate Laws.

     Section 1.4  Charter and Bylaws, Directors. (a) At the Effective Time, the
                  -----------------------------
Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time in the form attached as Exhibit A, will be the Certificate of
                                           ---------
Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or in the Certificate of Incorporation of Merger Sub or by applicable law.

          (b) The directors of Merger Sub at the Effective Time will be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          (c) Prior to the date of this Agreement, Parent's Board of Directors has approved (i) an amendment to its Bylaws to be effective at or prior to the Effective Time (A) increasing the number of directors on Parent's Board of Directors to nine or more, (B) creating two vacancies on Parent's Board of Directors as of and subsequent to the Effective Time for a term lasting until the second annual meeting of the shareholders following the Effective Time, and
(C) which cannot be amended or otherwise modified or repealed except by a unanimous vote of Parent's Board of Directors, and (ii) resolutions causing two individuals which Company will select prior to the Effective Time (the "Company Director Nominees") to become directors of Parent as of the Effective Time, filling such vacancies. If at any time after Company's selection of the Company Director Nominees (including after the Effective Time) any Company Director Nominee is unable to serve as a director, the other, remaining Company Director Nominee will nominate and elect a replacement director.

     Section 1.5  Conversion of Securities. As of the Effective Time, by virtue
                  ------------------------
of the Merger and without any action on the part of Parent, Merger Sub, Company or the holders of any securities of Merger Sub:

          (a) (i) Each issued and outstanding share of Parent Common Stock will remain outstanding and will represent one validly issued, fully paid and nonassessable share of Parent Common Stock.

          (ii) Each issued and outstanding share of common stock, par value $0.01, of Merger Sub ("Merger Sub Common Stock") will remain outstanding and will represent one validly issued, fully paid and nonassessable share of Merger Sub Common Stock.

          (b) Each share of Company Common Stock held in the treasury of Company and each share of Company Common Stock owned by Parent or any Subsidiary of Parent will be canceled, and no cash, capital stock of Parent or Merger Sub, or other consideration will be delivered in exchange therefor.

          (c)  Subject to Sections 1.5(b), 1.6, 1.7, 1.8 and 1.12, each issued
                          --------------   ---  ---  ---     ----
and outstanding share of Company Common Stock not cancelled pursuant to Section
                                                                        -------
1.5(b) will be converted into one of the following (as adjusted pursuant to this
------
Article I, the "Merger Consideration"):
---------

                    (i) for each such share of Company Common Stock (other than shares as to which a Stock Election (as defined in Section 1.6(a) has been
                                                        --------------
     effectively made and not revoked or lost pursuant to Section 1.6), the
                                                          ------------
     right to receive an amount in cash, without interest (collectively, the "Cash Consideration"), equal to $4.71, as may be adjusted pursuant to
     Section 1.5(d) (as adjusted, the "Per Share Merger Consideration"); or
     --------------

                    (ii) at the election of the holder thereof, for each such share of Company Common Stock as to which a Stock Election has been effectively made and not revoked or lost, the right to receive a number of shares of Parent Common Stock equal to the Exchange Ratio (collectively, the "Stock Consideration"; the aggregate Cash Consideration and Stock Consideration issued to all of Company's shareholders in connection with the Merger will be referred to as the "Aggregate Merger Consideration"). The "Exchange Ratio" will equal the Per Share Merger Consideration divided by 10.

          (d) The Per Share Merger Consideration will be (i) increased by an amount equal to the quotient of (A) the amount by which the Company Transaction Costs are less than $2,300,000, divided by (B) 15,980,815; or (ii) decreased by an amount equal to the quotient of (A) the amount by which the Company Transaction Costs exceed $3,300,000, divided by (B) 15,980,815. "Company Transaction Costs" means, to the extent relating to the Merger and incurred or reasonably expected to be incurred (whether paid or payable) after the date of this Agreement and up to the Effective Time, the sum of (i) Company Employee Payments (as defined in Section 3.9(d)), (ii) Company Financial Advisor Fees (as
                        --------------
defined in Section 3.15), and (iii) accounting, printing, registration and legal
           -------------
expenses. Within five calendar days after the Stock Election Mailing Date, Company will deliver to Parent a schedule setting forth in reasonable detail Company's estimated calculation of the Company Transaction Costs to be used in the computation of the adjustment (the "Per Share Merger Consideration Adjustment") to the Per Share Merger Consideration under this Section 1.5(d).
                                                              --------------
Within five calendar days of its receipt of Company's calculation of the Per Share Merger Consideration Adjustment, Parent may advise Company whether it has any exceptions to such calculation. Unless Parent delivers to Company within five calendar days after its receipt of Company's calculation of the Per Share Merger Consideration Adjustment a letter describing in reasonable detail its exceptions to Company's calculation of the Per Share Merger Consideration Adjustment, Company's estimate of the Per Share Merger Consideration Adjustment will be conclusive and binding. If Parent submits a letter detailing any exceptions to the calculation of the Per Share Merger Consideration Adjustment, then (i) for five days after the date Company receives such letter, Company and Parent will use their reasonable best efforts to agree on the calculation of the Per Share Merger Consideration Adjustment, and (ii) lacking such agreement, the matter will be referred to a "Big 5" accounting firm mutually agreed upon by Parent and Company, who will determine on an expedited basis prior to the Stock Election Final Date the correct Per Share Merger Consideration Adjustment, which determination will be conclusive and binding.

          (e) If, and only if, the aggregate number of shares of Company Common Stock as to which a Stock Election has been effectively made pursuant to Section
                                                                         -------
1.6 (the "Stock Election Shares") would represent (but for the application of
---
this Section 1.5(e)) the right to receive more than 4,000,000 shares of Parent
     --------------
Common Stock (the "Maximum Stock Election Number"), then the Aggregate Merger Consideration will be comprised of Stock Consideration equal to the Maximum Stock Election Number and Cash Consideration in an amount equal to the balance of the Aggregate Merger Consideration. In which case, the Stock Election Shares will be converted into the right to receive the Cash Consideration or the Stock Consideration in the following manner:

                  (i) the number of Stock Election Shares covered by each Stock Election to be converted into Stock Consideration will be determined by multiplying the number of Stock Election Shares covered by such Stock Election by a fraction, (A) the numerator of which is the Maximum Stock Election Number, and (B) the denominator of which is the aggregate number of Stock Election Shares;

                  (ii) all Stock Election Shares not converted into Stock Consideration in accordance with Section 1.5(e)(i) will be converted into
                                      -----------------
     the right to receive the Cash Consideration; and


                  (iii) Fractional Shares resulting from the application of
     Section 1.5(e)(i) will be converted into Cash Consideration.
     -----------------

          (f) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time, all shares of Company Common Stock will, pursuant to Section 1.5(c), cease to be outstanding and the certificates
                  --------------
representing such shares will be canceled and retired and will cease to exist and each holder of such shares of Company Common Stock will thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive, without interest, the Merger Consideration and cash for fractional shares of Parent Common Stock in accordance with Section 1.5(c) upon
                                                            --------------
the surrender of a certificate representing such shares of Company Common Stock (a "Certificate").

          (g) At the Effective Time, each warrant to purchase shares of Company Common Stock that is outstanding immediately prior to the Effective Time (a "Warrant") will remain outstanding and will become warrants to acquire Per Share Merger Consideration on terms set forth in the Warrant. After the Effective Time, each Warrant will represent the right to receive, upon exercise of such Warrant, an amount of cash (without interest) equal to the product of (i) the number of shares of Company Common Stock subject to such Warrant as of the Effective Time, and (ii) (A) the Per Share Merger Consideration, minus (B) the exercise price per share applicable under such Warrant. All references to Company in Company's warrant agreements with respect to Warrants will be deemed to refer to Parent and Merger Sub, and Parent and Merger Sub will assume the obligations of the Company under such warrant agreements. The other terms of each such Warrant and the applicable Company warrant agreement under which it was issued will continue to apply.

          (h)  Each of Company's stock option plans listed in Section 1.5(h) of
                                                              --------------
the Company Disclosure Schedule (collectively, the "Company Stock Plans"), and each outstanding stock option held by any current or former employee, director or consultant (an "Option"), (A) will be assumed by Parent at the Effective Time, and each Option will vest and become immediately exercisable, and will be deemed to be converted into an option to purchase a number of shares of Parent Common Stock (a "Substitute Option") equal to the number of shares of Company Common Stock subject to such Option multiplied by the Exchange Ratio (rounded to the nearest whole share, with 0.5 shares being rounded up) or (B) at the option of the holder of such Option exercisable by written notice to Company prior to the Effective Time, will be cancelled immediately prior to the Effective Time in exchange for a payment in cash as provided below (a "Cash-out Option"). The per share exercise price for each Substitute Option will be the current exercise price per share of Company Common Stock set forth in the original Option to which it relates divided by the Exchange Ratio (rounded up to the nearest full cent), and each Substitute Option otherwise will be subject to all of the other terms and conditions of the original Option to which it relates. The cash payment for each

Cash-out Option will be equal to the product of (x) the number of shares of Company Common Stock subject to such Option, and (y) the excess of the Per Share Merger Consideration over the exercise price per share of Company Common Stock subject to such Option. Parent will provide to Company at the Effective Time funds to make the payments provided in the preceding sentence. Prior to the Effective Time, Company will take such additional actions as are necessary under applicable law and the applicable agreements and Company Stock Plans to effect the transactions contemplated by this paragraph.

     Section 1.6  Company Common Stock Elections. Subject to Sections 1.5, 1.7
                  ------------------------------             ------------  ---
and 1.8, each holder of shares of Company Common Stock (other than holders of
    ---
shares to be canceled as set forth in Section 1.5(b)) will have the right to
                                      ---------------
submit a request specifying the number of shares of Company Common Stock which such holder desires to have converted into the right to receive either Stock Consideration or a combination of Stock Consideration and Cash Consideration in accordance with the following procedures:

          (a) Each holder of shares of Company Common Stock may specify in a request made in accordance with the provisions of this Section 1.6 the number of
                                                       -----------
such shares which such holder desires to have converted into the right to receive Stock Consideration in the Merger (a "Stock Election"). Each share of Company Common Stock as to which no Stock Election is in effect at the Stock Election Final Date (as defined in Section 1.6(e)) or for which a Stock Election
                                   --------------
has been made but has been revoked or withdrawn or is otherwise no longer effective will be called a "Non-Electing Share." Subject to Sections 1.7 and
                                                            ------------
1.8, the Non-Electing Shares of each holder of shares of Company Common Stock
---
will be treated for purposes of this Agreement as if such shares were not covered by a Stock Election and, accordingly, will be converted to the right to receive Cash Consideration in accordance with Section 1.5(c)(i).
                                              -----------------

          (b) Parent will authorize Parent's Transfer Agent or such other person as will be reasonably acceptable to Company to receive Stock Elections, to act as exchange agent hereunder and to make, subject to approval by Parent and Company (provided such approval is not unreasonably withheld, delayed or denied), any computations required to be made to give effect to this Article I
                                                                     ---------
(the "Exchange Agent").

          (c) Parent will prepare, for use by shareholders of Company in surrendering Certificates, a form (the "Form of Stock Election") pursuant to which each holder of Company Common Stock may make Stock Elections. As of a date on which Parent and Company can mutually agree, which date is expected to be as soon as practicable after the Company Shareholder Approval is obtained (the "Stock Election Mailing Date"), the Form of Stock Election will be mailed to shareholders of record of Company and record holders of Warrants.

          (d) Company and Parent will use all reasonable efforts to make the Form of Stock Election available to all persons who become shareholders of record of Company and Parent during the period between the Stock Election Mailing Date and the Stock Election Final Date.

          (e) A Stock Election will have been properly made only if the Exchange Agent will have received, by 5:00 p.m., New York City time, on the twentieth day (or a later date which may be determined prior to the Stock Election Mailing Date by mutual agreement of Parent and Company) following the date of mailing of the Form of Stock Election (such time on such day being referred to herein as the "Stock Election Final Date"), a properly completed and signed Form of Stock Election. A holder of Warrants that (i) receives a Form of Stock Election, (ii) exercises Warrants in accordance with the applicable warrant agreement after receipt of such Form of Stock Election but prior to the Stock Election Final Date, and (iii) otherwise delivers such Form of Stock Election in accordance with this Section 1.6(e) with
                                                             --------------
respect to the shares of Company Common Stock issuable under such Warrant, will have made a Stock Election with respect to such shares of Company Common Stock issuable under such Warrant if, and only if, such shares are issued to such holder on or prior to the Stock Election Final Date so that such holder is the record holder of such shares on the Stock Election Final Date.

          (f) Any holder of record of shares of Company Common Stock may at any time prior to the Stock Election Final Date change such holder's Stock Election by written notice received by the Exchange Agent at or prior to the Stock Election Final Date, accompanied by a properly completed Form of Stock Election.

          (g) Any holder of record of shares of Company Common Stock may at any time prior to the Stock Election Final Date revoke such holder's Stock Election by written notice received by the Exchange Agent at or prior to the Stock Election Final Date or by withdrawal prior to the Stock Election Final Date of such holder's Certificates previously deposited with the Exchange Agent. Any revocation of a Stock Election may be withdrawn by notice of such withdrawal delivered at or prior to the Stock Election Final Date. Any shareholder of Company who will have deposited Certificates with the Exchange Agent will have the right to withdraw such Certificates by written notice received by the Exchange Agent at or prior to the Stock Election Final Date. Parent will obtain from the Exchange Agent an agreement to return all Stock Elections and accompanying Certificates to the shareholders submitting the same in the event this Agreement will be terminated in accordance with its terms.

          (h) Parent will have the right, subject to approval by Company (provided such approval is not unreasonably withheld or delayed), to make rules, not inconsistent with the terms of this Agreement, governing the validity of Forms of Stock Election, the issuance and delivery of certificates for Parent Common Stock into which shares of Company Common Stock are converted in the Merger and the payment for shares of Company Common Stock converted into the right to receive the Cash Consideration in the Merger.

     Section 1.7  Parent to Make Cash and Certificates Available, Transfer
                  --------------------------------------------------------
Taxes, Withholding.
------------------

          (a) As soon as practicable after the Effective Time, Parent will deposit with the Exchange Agent, in trust for the holders of shares of Company Common Stock and holders of Warrants, certificates for shares of Parent Common Stock and cash representing the Aggregate Merger Consideration payable pursuant to Sections 1.5, 1.6, and 1.8 (such certificates and cash, together with any
   ------------  ---      ---
dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent will invest any cash included in the Exchange Fund as directed by Parent on a daily basis. Any interest or other income resulting from such investments will be paid to Parent. As soon as practicable after the Effective Time, the Exchange Agent will distribute to each holder of shares of Company Common Stock converted into the right to receive the Cash Consideration or the Stock Consideration pursuant to Sections 1.5, 1.6, and 1.8, upon surrender to the
                          ------------  ---      ---
Exchange Agent (to the extent not previously surrendered with a Form of Stock Election) of one or more Certificates for cancellation, a check for the amount of cash to which such holder is entitled under such sections and/or certificates representing the shares of Parent Common Stock to which such holder is entitled under such sections. As soon as practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a Certificate or Certificates whose shares were converted pursuant to this Article I (other than
                                                          ---------
any holder who previously surrendered all its Certificates with a Stock Election or pursuant to a guarantee of delivery delivered with a Stock Election) (A) a letter of transmittal in form reasonably acceptable to Parent (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon actual delivery of the Certificates to the Exchange Agent) and (B) instructions for use in effecting the surrender of the Certificates.

          (b) Upon surrender for cancellation to the Exchange Agent of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate will be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock issuable and/or the cash payable to such holder pursuant to Sections 1.5, 1.6
                                                            ------------  ---
and 1.8 of this Agreement. Each share of Parent Common Stock into which a share
    ---
of Company Common Stock will be converted will be deemed to have been issued at the Effective Time. If any certificate representing shares of Parent Common Stock or cash or other property is to be issued or delivered in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of such exchange that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered or will establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

     Section 1.8  Dividends, Fractional Shares, etc.
                  ---------------------------------

          (a) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on Parent Common Stock will be paid with respect to any shares of Company Common Stock represented by a Certificate, until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there will be paid to the holder of certificates of Parent Common Stock issued in exchange for such Certificate, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid, less the amount of any withholding taxes that may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes that may be required thereon.

          (b) At or after the Effective Time, there will be no transfer on the stock transfer books of Company of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing any such shares are presented to the Surviving Corporation, they will be canceled and exchanged for the Merger Consideration, if any, deliverable in respect thereof pursuant to this Agreement.

          (c) No fractional shares of Parent Common Stock will be issued pursuant to the Merger. In lieu of the issuance of any fractional share of Parent Common Stock pursuant to the Merger, cash adjustments will be paid to holders in respect of any fractional share of Parent Common Stock that could otherwise be issuable (each, a "Fractional Share"), and the amount of such cash adjustment will be equal to the product of such fractional amount and the Per Share Merger Consideration.

          (d) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Parent Common Stock) that remains unclaimed by the former shareholders of Company six months after the Effective Time or for such longer time as Parent will determine will be delivered to Parent. Any former shareholder of Company who has not theretofore complied with this Article I will thereafter look only to the Surviving Corporation and Parent
     ---------
for payment of the applicable Merger Consideration, cash in lieu of fractional shares and unpaid dividends and distributions on Parent Common Stock deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement, in each case without any interest thereon.

          (e) To the fullest extent permitted by law, none of Parent, Company, the Surviving Corporation, the Exchange Agent or any other Person will be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable or unclaimed property, escheat or similar laws.

          (f) In the event that any Certificate will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost stolen or destroyed Certificate the applicable Merger Consideration, cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock, as provided in this Section 1.8, deliverable in respect thereof
                                  -----------
pursuant to this Agreement.

          (g) In the event of any change in the Parent Common Stock between the date of this Agreement and the Effective Time by reason of any stock split, stock dividend, subdivision, reclassification, combination, or exchange of Parent Common Stock or the like, the Per Share

Merger Consideration, the Exchange Ratio and other terms set forth in this Agreement will be appropriately adjusted.

     Section 1.9   Closing. The closing of the Merger (the "Closing") and all
                   -------
actions contemplated by this Agreement to occur at the Closing will take place at the offices of Parent, 6733 South Yale Avenue, Tulsa, Oklahoma 74136, at 10:00 a.m., local time, on a date to be specified by the parties, which (subject to fulfillment or waiver of the conditions set forth in Article VI) will be no
                                                        ----------
later than the second business day following the day on which the last of the conditions set forth in Article VI will have been fulfilled or waived, or at
                        ----------
such other time and place as Parent and Company will agree.

     Section 1.10  Transfer Taxes. Parent and Company will cooperate in the
                   --------------
preparation, execution and filing of all returns, applications or other documents regarding any real property transfer, stamp, recording, documentary or other taxes and any other fees and similar taxes which become payable in connection with the Merger other than transfer or other taxes described in
Section 1.7(b) (collectively, "Transfer Taxes"). From and after the Effective
--------------
Time, Parent will pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Company Stock, all Transfer Taxes.

     Section 1.11  Guarantee. Parent hereby absolutely, unconditionally and
                   ---------
irrevocably guarantees the performance by Merger Sub of all of its obligations under this Agreement. The liability of Parent hereunder will be primary and not as a surety, and will not be affected by:

          (a) any amendment, modification of or supplement to this Agreement, any other Transaction Document or any agreement or any other instrument or any assignment or transfer of any rights or obligations thereunder;

          (b) any release or waiver, by operation of law or otherwise, of the performance or observance by Parent or Merger Sub or any Person of any express or implied agreement, covenant, term, obligation or condition under any of the Transaction Documents;

          (c) any extension of the time for the payment of all or any portion of any sums payable under any agreement or the extension of time for the performance of any obligations under, arising out of or in connection with any of the Transaction Documents;

          (d) any failure, omission, delay or lack of diligence on the part of Company, or any other Person, to enforce, assert or exercise, or any waiver of, any right, privilege, power or remedy conferred on Company or any other individual or entity by any of the Transaction Documents, or any action on the part of Company or such other Person granting indulgence or extension of any kind;

          (e) any bankruptcy, insolvency, readjustment, composition, liquidation, dissolution or similar proceeding with respect to Merger Sub;

          (f) any merger, amalgamation or consolidation of Parent or of Merger Sub into or with any other corporation or partnership or other entity or any sale, lease or transfer of any or all of the assets of Parent or of Merger Sub to any Person; or

          (g) any failure on the part of Company for any reason to comply with or perform any of the terms of the Transaction Documents.

     Notwithstanding the foregoing, Parent will not be obligated to guarantee Merger Sub's performance to the extent Parent has a defense to its performance of its obligations hereunder if such defense (i) would arise if Merger Sub were not a party to this Agreement and Company were merging into Parent, and (ii) did not arise through any act or omission of Parent.

     Parent hereby waives notice or demand of performance in the acceptance of its obligations hereunder.

     Section 1.12 Dissenting Shares. Company will give Parent prompt notice of
                  -----------------
any demands received by Company for appraisal of any shares of Company Common Stock in accordance with the GCLN, and Parent will have the right to control all negotiations and proceedings with respect to such demands except as required by applicable law. Company will not, except with the prior written consent of Parent which may be withheld in its sole discretion without any obligation to provide an explanation for the exercise of that discretion, make any payment with respect to, or settle or offer to settle, any such demands. Any such demands will not be converted into a right to receive the Merger Consideration, unless the shareholder making such demand fails to perfect or withdraws or otherwise loses its right to appraisal or it is determined that such holder does not have appraisal rights in accordance with the GCLN. If after the Effective Time such shareholder fails to perfect or withdraws or loses its right to appraisal, such shares of Company Common Stock will be treated as if they had been converted as of the Effective Time into a right to receive the Cash Consideration.

                                  ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to Company as follows (such representations and warranties (as well as other provisions of this Agreement) are qualified by the matters identified on a disclosure schedule (the "Parent Disclosure Schedule") delivered by Parent to Company prior to execution of this Agreement).

     Section 2.1 Organization and Qualification. Parent is a corporation duly
                 ------------------------------
organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified has not had, and would not reasonably be expected to have, alone or in the aggregate, a Parent Material Adverse Effect. For the purposes of this Agreement, a "Parent Material Adverse Effect" means any state of facts, event, change or effect which, individually or in the aggregate, (a) has a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or results of operations of Parent and its Subsidiaries taken as a whole, or (b) would prevent the consummation of the material transactions contemplated hereby; provided that occurrences or events arising
                                  --------
out of or resulting from the following will in each case be excluded from consideration for purposes of the effect of an occurrence or event on Parent and its Subsidiaries, taken as a whole: (i) changes in general economic conditions, including general stock market conditions and interest rate changes, (ii) changes in the energy industry, including changes in the prices of crude oil, natural gas, natural gas liquids and other hydrocarbons produced from crude oil or natural gas ("Hydrocarbons"), or (iii) the adverse determination of any pending litigation disclosed in the Parent Disclosure Schedule. Complete and correct copies as of the date of this Agreement of the Amended and Restated Articles of Incorporation and Bylaws of Parent have been delivered to Company prior to the date of this Agreement.

     Section 2.2 Capitalization. The authorized capital stock of Parent consists
                 --------------
of 25,000,000 shares of Parent Common Stock, and 1,000,000 shares of preferred stock, par value $.01 per share (the "Parent Preferred Stock"). As of the date of this Agreement, (a) 8,703,719 shares of Parent Common Stock were validly issued and outstanding, fully paid, and nonassessable, (b) no shares of Parent Preferred Stock were issued and outstanding, (c) 1,515,157 shares of Parent Common Stock were reserved for issuance pursuant to options ("Parent Stock Options") to purchase Parent Common Stock, and (d) no shares of parent Common Stock were reserved for issuance pursuant to warrants to purchase Parent Common Stock. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote with Parent's shareholders, whether together or as a separate class, on any matters on which Parent's shareholders may vote. As of the date of this Agreement, except for Parent Stock Options and rights ("Parent Rights") issued pursuant to the Shareholder Rights Agreement dated November 22, 1998, between Parent and First Union National Bank, there are no options, warrants, calls, convertible securities or other rights, agreements or commitments presently outstanding obligating Parent to issue, deliver or sell shares of its capital stock, or obligating Parent to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. All of the shares of Parent Common Stock issuable in accordance with this Agreement in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever.

     Section 2.3 Subsidiaries. Each Subsidiary of Parent is a corporation,
                 ------------
partnership or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (except where the failure to be validly existing and in good standing would not be material to the business of such Subsidiary) and has the corporate or similar power to carry on its business as it is now being conducted or currently proposed to be conducted. Each Subsidiary of Parent is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified, when taken together with all such failures, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect. Section 2.3 of the Parent Disclosure Schedule
                                -----------
contains, with respect to each Subsidiary of

Parent its name and jurisdiction of organization and, with respect to each Subsidiary that is not wholly owned, the percentage of outstanding capital stock or equity capital owned by Parent or a Subsidiary. All the outstanding shares of capital stock or equity capital of each Subsidiary of Parent are validly issued, fully paid and nonassessable, and, to the extent owned by Parent or by a Subsidiary of Parent, are owned free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls, convertible securities or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Subsidiaries of Parent (other than preemptive rights or similar rights held by Parent with respect to certain of its Subsidiaries). Except as set forth in Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, Parent does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity or have any obligation, commitment or undertaking to acquire any such interest, other than business associations customary in the oil and gas industry consisting of interests in oil and gas property subject to a joint operating agreement.

     Section 2.4 Authority Relative to this Agreement. Parent and each of its
                 ------------------------------------
Subsidiaries has the corporate power to enter into this Agreement and each other agreement and document executed and delivered in connection with the material transactions contemplated hereby (together with this Agreement, the "Transaction Documents") to which Parent is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents to which Parent is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by Parent's Board of Directors and the Parent Principal Shareholders. Each Transaction Document to which Parent is a party constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of Parent are necessary after the date of this Agreement to authorize execution by Parent of the Transaction Documents to which Parent is a party. Parent is not subject to or obligated under (a) any charter, bylaw, indenture or other loan or credit document provision, or (b) any other contract, license, franchise, permit, order, decree, concession, lease, instrument or judgment, or any statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries, or their respective properties or assets, which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation, modification or acceleration of any obligation, or any right to payment or compensation, or the loss of a material benefit, by its executing and carrying out the Transaction Documents to which Parent is a party other than, in the case of clause (b) only, (i) any breaches, violations, defaults, terminations, cancellations, modifications, accelerations, rights to payment or compensation, or losses which, either alone or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect and (ii) the laws and regulations referred to in the next sentence. Except as required by the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Canadian Governmental Entities (including without limitation Canadian Governmental Entities requiring filings under the Investment Canada Act) and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each, a "Governmental Entity"), is necessary for the consummation by Parent of the Merger or the other transactions contemplated by the Transaction Documents to which Parent is a party, other than filings, registrations, authorizations, consents or approvals the failure to make or obtain which has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

     Section 2.5 Reports and Financial Statements. Parent has previously
                 --------------------------------
furnished Company with, or there has been made available to Company, true and complete copies of its (a) Annual Reports on Form 10-K for the fiscal years ended December 31, 1998 and December 31, 1999, as filed with the Securities and Exchange Commission (the "Commission"), (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1999 and 2000, as filed with the Commission, (c) proxy statements related to all meetings of its shareholders (whether annual or special) since December 31, 1998, and (d) all other reports or registration statements filed by Parent with the Commission since December 31, 1998, except for preliminary material (in the case of clauses
(c) and (d) above) and except for registration statements on Form S-8 relating to employee benefit plans and annual reports on Form 11-K with respect to such plans, which are all the documents that Parent was required to file with the Commission since December 31, 1998 (the documents in clauses (a) through (d) being referred to herein collectively as the "Parent SEC Reports"). All Parent SEC Reports were properly and timely filed with the Commission and any applicable securities exchange or market and its self regulatory organization. As of their respective dates, the Parent SEC Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to the Parent SEC Reports. As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Parent SEC Reports (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto); (ii) present fairly, in all material respects, the financial position of Parent and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended subject in the case of the unaudited interim financial statements, to normal year-end adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder, and (iii) are in all material respects in accordance with the books of account and records of Parent and its Subsidiaries.

     Section 2.6 Absence of Certain Changes or Events. Except as disclosed in
                 ------------------------------------
the Parent SEC Reports, from September 30, 2000 until the date of this Agreement, there has not been any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) which, alone or in the aggregate, has had, or would reasonably be expected to have, a Parent Material Adverse Effect.

     Section 2.7 Litigation. Except as disclosed in the Parent SEC Reports and
                 ----------
as set forth in Section 2.7 of the Parent Disclosure Schedule, there is no suit,
                -----------
action or proceeding to which Parent or any of its Subsidiaries is a party pending or, to the actual knowledge of the individuals listed in Section 2.7 of
                                                                 -----------
the Parent Disclosure Schedule ("Parent's Knowledge"), threatened against Parent or any of its Subsidiaries which, alone or in the aggregate, has had or would reasonably be expected to have, a Parent Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries which, alone or in the aggregate, has had, or would reasonably be expected to have, a Parent Material Adverse Effect.

     Section 2.8 Compliance with All Applicable Laws. Parent and each of its
                 -----------------------------------
Subsidiaries holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary or appropriate for the operation of its respective business, except for such permits, licenses, variances, exemptions, orders and approvals the failure to hold which, alone or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect (the "Parent Permits"). Parent and each of its Subsidiaries is in compliance with the terms of the Parent Permits, except for any failure to comply which, alone or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect. Except as disclosed in the Parent SEC Reports filed and delivered to Company prior to the date of this Agreement, the businesses of Parent and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which, alone or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

     Section 2.9 Employee Benefit Plans. (a) Section 2.9(a) of the Parent
                 ----------------------      --------------
Disclosure Schedule hereto sets forth a list of all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other material employee benefit or compensation arrangements, including, without limitation, any such arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options (including those held by directors, employees, and consultants), hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, that are maintained by Parent, any Subsidiary of Parent or any Parent ERISA Affiliate or to which Parent, any Subsidiary of Parent or any Parent ERISA Affiliate is obligated to contribute thereunder for current or former directors, employees, independent contractors, consultants and leased employees of Parent, any Subsidiary of Parent or any Parent ERISA Affiliate (the "Parent Employee Benefit Plans").

          (b) None of the Parent Employee Benefit Plans is a "multiemployer plan," as defined in Section 4001(a)(30 of ERISA (a "Multiemployer Plan") and neither Parent nor any Parent ERISA Affiliate presently maintains or has maintained such a plan.

          (c) Except as provided in Part 6 of Subtitle B of Title I of ERISA, Parent does not maintain or contribute to any plan or arrangement which provides or has any liability to provide health or medical benefits to any employee or former employee upon his retirement or termination of employment.

          (d) Except as provided in the agreements and arrangements in Section
                                                                       -------
2.9(d) of the Parent Disclosure Schedule, the execution of, and performance of
------
the transactions contemplated in, this Agreement and the other Transaction Documents will not either alone or upon the occurrence of subsequent events, result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to Parent or its Subsidiaries in the event of a change of control of Parent are the agreements and policies specifically referred to in Section 2.9(d) of the Parent Disclosure Schedule.
                            --------------
Except as disclosed in Section 2.9(d) of the Parent Disclosure Schedule, no
                       --------------
payment or benefit which will or may be made by Parent, Company or any of their Subsidiaries or affiliates with respect to any employee of Parent or any Subsidiary of Parent will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

          (e) Each Parent Employee Benefit Plan that is intended to qualify under Section 401 of the Code, and each trust maintained pursuant thereto, has been determined to be exempt from federal income taxation under Section 501 of the Code by the IRS, and, to Parent's knowledge, nothing has occurred with respect to the operation or organization of any such Parent Employee Benefit Plan that would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. With respect to any Parent Employee Benefit Plan which is a "defined benefit plan" within the meaning of Section 3(35) of ERISA, (i) Parent has not incurred and is not reasonably likely to incur any liability under Title IV of ERISA (other than for the payment of premiums, all of which have been paid when due),
(ii) Parent has not incurred any accumulated funding deficiency within the meaning of Section 412 of the Code and has not applied for or obtained a waiver of any minimum funding standard or an extension of any amortization period under
Section 412 of the Code, (iii) no "reportable event" (as such term is defined in Section 4043 of ERISA but excluding any event for which the provision for 30-day notice to the Pension Benefit Guaranty Corporation has been waived by regulation) has occurred or is expected to occur and (iv) since December 31, 1996, no material adverse change in the financial condition of any such plan has occurred.

          (f) (i) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Parent Employee Benefit Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof, (ii) Parent has complied in all material respects with any notice, reporting and documentation requirements of ERISA and the Code, (iii) there are no pending actions, claims or lawsuits which have been asserted, instituted or, to Parent's knowledge, threatened, in connection with the Parent Employee Benefit Plans, and
(iv) the Parent Employee Benefit Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations.

     For purposes of this Agreement, "Parent ERISA Affiliate" means any business or entity which is a member of the same "controlled group of corporations," under "common control" or in an "affiliated service group" with Parent within the meanings of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with Parent under Section 414(o) of the Code, or a

"Parent ERISA Affiliate" under "common control" with Parent within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections.

     Section 2.10 Parent Board Action. The Board of Directors of Parent (at a
                  -------------------
meeting duly called and held) has by the requisite vote of directors present (a) determined that the Merger is advisable and fair to and in the best interests of Parent and its shareholders, and (b) approved the Merger, this Agreement and the transactions contemplated by the Transaction Documents in accordance with the TBCA, Parent's Amended and Restated Articles of Incorporation, and Parent's Bylaws. The only corporate action necessary to effect the election of Company Director Nominees to Parent's Board of Directors for a term to last until the second annual meeting of shareholders after the Effective Time pursuant to
Section 1.4(c), is an amendment to Parent's Bylaws which can be effected by a
--------------
resolution of Parent's Board of Directors.

     Section 2.11 Required Shareholder Vote or Consent. The only vote of the
                  ------------------------------------
holders of any class or series of the Parent's capital stock necessary to consummate the Merger and the other Transaction Documents is the approval and adoption of the Merger, this Agreement and the other Transaction Documents by the holders of the Parent Common Stock (the "Parent Shareholder Approval") at a shareholder meeting in person or by proxy.

     Section 2.12 Taxes.
                  -----

          (a) The term "Tax" as used herein means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code (S) 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax Return" as used herein means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof. All citations to the Code, or the Treasury Regulations promulgated thereunder, will include any amendments or any substitute or successor provisions thereto.

          (b) Each of Parent and its Subsidiaries has filed all material Tax Returns required to be filed by any of them and has paid (or Company has paid on its behalf), or has set up an adequate reserve for the payment of, all Taxes required to be paid in respect of the periods covered by such Tax Returns. The information contained in such Tax returns is true, complete and accurate in all material respects. Neither Parent nor any Subsidiary of Parent is delinquent in the payment of any material Tax, assessment or governmental charge. No material deficiencies for any Taxes have been proposed, asserted or assessed against Parent or any of its Subsidiaries that have not been finally settled or paid in full, and no requests for waivers of the time to assess any such Tax are pending. None of Parent and its Subsidiaries is obligated, or is reasonably expected to be obligated, to make any payments, or is a party to any agreement that on account of the transactions contemplated by this Agreement would obligate it, or reasonably be expected to obligate it to make any payments that will not be deductible under Section 280G of the Code. Each of Parent and its Subsidiaries has withheld and paid all material Taxes required to be withheld and paid and has complied with all information and backup withholding requirements, including maintaining all necessary records in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

          (c) Except as set forth in Section 2.12(c) of the Parent Disclosure
                                     ---------------
Schedule, none of Parent or its Subsidiaries has, since December 31, 1997, been a member of an affiliated group, within the meaning of Code ss. 1504, filing a consolidated income Tax Return other than a group the common parent of which is Parent. None of Parent and its Subsidiaries has any material liability for the Taxes of any Person other than Parent and its Subsidiaries (i) under Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a Joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity.

          (d) To Parent's Knowledge, Parent has not taken any action which would prevent the Merger from constituting a reorganization within the meaning of
Section 368(a) of the Code.

     Section 2.13 No HSR Filing. No filing under the Hart-Scott-Rodino Antitrust
                  -------------
Improvements Act of 1976 is required in connection with the Merger or any other transactions contemplated hereby or in the Transaction Documents.

     Section 2.14 Certain Agreements. (a) Neither Parent nor any of its
                  ------------------
Subsidiaries is in default (or would be in default with notice or lapse of time, or both) under any indenture, note, credit agreement, loan document lease, license, concession or other agreement including, but not limited to, any Parent Employee Benefit Plan, whether or not such default has been waived, which default alone or in the aggregate with other such defaults, has had, or would reasonably be expected to have, a Parent Material Adverse Effect.

          (b) Section 2.14(b) of the Parent Disclosure Schedule describes all
              ---------------
contracts, agreements and transactions, involving consideration of more than $300,000 for any individual contract, agreement or transaction or series of related contracts, agreements or transactions, between Parent or any of its Subsidiaries, on the one hand, and any Parent Related Party (as defined below), on the other hand, which are currently in effect or which were in effect or were consummated at any time on or after January 1, 1998 and sets forth all current balances payable to or receivable from such Parent Related Party related thereto as of the date of this Agreement. For the purpose of this Agreement, "Parent Related Party" means (i) any officer or director of Parent or any of its Subsidiaries and (ii) any spouse, former spouse, child, parent, parent of a spouse, sibling or grandchild of any of the persons listed in clause (i), any Affiliate of any of the persons listed in clauses (i) and (ii) (other than Parent or any Subsidiary of Parent).

     Section 2.15 Compliance with Environmental Laws. (a) The properties, assets
                  ----------------------------------
and operations of Parent and its Subsidiaries and their predecessors are and have been in compliance with all applicable federal, state, local, and foreign laws, rules and regulations, orders, decrees, Common law, judgments, permits and licenses relating to the protection, regulation and clean-up of the indoor and outdoor environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous or toxic materials, substances, wastes, pollutants and contaminants including, without limitation, asbestos, petroleum, radon and polychlorinated biphenyls (collectively, "Environmental Laws"), except for any violations that individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of Parent or any of its Subsidiaries and their predecessors that may interfere with or prevent compliance or continued compliance with applicable Environmental Laws, other than any such interference or prevention that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

          (b) Parent and its Subsidiaries and their predecessors have not caused or permitted any property, asset, operation, including any previously owned property, asset or operation, to use, generate, manufacture, refine, transport, treat, store, handle, dispose, transfer or process hazardous or toxic materials, substances, wastes, pollutants or contaminants, except in material compliance with all Environmental Laws, other than any such activity that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect. Parent and its Subsidiaries have not reported to any Governmental Entity any material violation of an Environmental Law or any release, discharge or emission of any hazardous or toxic materials, substances, wastes, pollutants or contaminants, other than any such violation, release, discharge or emission that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect. To Parent's Knowledge, there are no pending, threatened or asserted claims or liabilities under CERCLA, 42 U.S.C. (S)9601 et seq., RCRA, 42 U.S.C. (S)6901 et seq., or equivalent state law provisions and no current or former property, asset or operation of Parent or any Subsidiary of Parent is identified or currently proposed for the National Priorities List at 40 CFR (S)300, Appendix B, or the CERCLIS or equivalent state lists or hazardous substances release sites.

     Section 2.16 Financial Advisor. No brokerage, lender's or other fee or
                  -----------------
commission are due to any broker, finder or investment banker in connection with the Merger or the transactions contemplated by Transaction Documents based upon arrangements made by or on behalf of the Parent or any of its Subsidiaries.

     Section 2.17 Hedging.
                  -------

          (a) Parent does not, and each of its Subsidiaries does not, have any outstanding obligations for the delivery of Hydrocarbons attributable to any of the properties of Parent or any of its Subsidiaries in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefor.

          (b) Section 2.17(b) of the Parent Disclosure Schedule sets forth all
              ---------------
futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons or securities, to which Parent or any of its Subsidiaries is bound.

     Section 2.18 No Distribution of Parent Rights. Under the agreements
                  --------------------------------
governing Parent Rights, the Merger and other transactions contemplated by the Transaction Documents will not cause a distribution of Parent Rights or cause any Parent Rights to become exercisable.

     Section 2.19 Oil and Gas Operations. Except as set forth in Section 2.19 of
                  ----------------------                         ------------
the Parent Disclosure Schedule:

          (a) All wells included in the Parent Reserve Report (as defined in Section 2.21) have been drilled and (if completed) completed, operated and produced in accordance with generally accepted oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and applicable laws, rules and regulations, except where any failure or violation has not had, or would not be reasonably expected to have, a Parent Material Adverse Effect; and

          (b) Proceeds from the sale of Hydrocarbons produced from Parent's Oil and Gas Interests are being received by Parent and its Subsidiaries in a timely manner and are not being held in suspense for any reason (except in the ordinary course of business).

     Section 2.20 Properties.
                  ----------

          (a) Except for goods and other property sold, used or otherwise disposed of since September 30, 2000 in the ordinary course of business, Parent and its Subsidiaries have Parent Good and Marketable Title (as defined below), for oil and gas purposes, in and to all oil and gas properties set forth in the Parent Reserve Report as owned by Parent and its Subsidiaries, and defensible title for oil and gas purposes to all other properties, interests in properties and assets, real and personal, reflected on the balance sheet of Parent in its Quarterly Report on Form 10-Q for the period ended September 30, 2000, as owned by Parent and its Subsidiaries, free and clear of any liens, security interests, charges, mortgages or other encumbrances of any kind (collectively "Liens"), except: (i) Liens associated with obligations reflected in the Parent SEC Reports or Section 2.20(a) of the Parent Disclosure Schedule; (ii) Liens for
           ---------------
current taxes not yet due and payable, (iii) materialman's, mechanic's, repairman's, employee's, contractor's, operator's, and other similar liens, charges or encumbrances arising in the ordinary course of business (A) if they have not been perfected pursuant to law, (B) if perfected, they have not yet become due and payable or payment is being withheld as provided by law, or (C) if their validity is being contested in good faith by appropriate action, (iv) all rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests if they are customarily obtained subsequent to the sale or conveyance, and (v) such imperfections of title, easements and Liens which, to Parent's Knowledge, have not had, or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All leases and other agreements pursuant to which Parent or any of its Subsidiaries leases or otherwise acquires or obtains operating rights affecting any real or personal property are in good standing, valid and effective and all royalties, rentals and other payments due by Parent to any lessor of any such oil and gas leases have been paid, except in each case, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To Parent's Knowledge, all major items of operating equipment of Parent and its Subsidiaries are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b) The term "Parent Good and Marketable Title," for purposes of this
Section 2.20(b), with respect to Parent and its Subsidiaries, means such title
---------------
that: (1) is deducible of record (from the records of the applicable parish or county or (A) in the case of federal leases, from the records of the applicable office of the Minerals Management Service or Bureau of Land Management, (B) in the case of Indian leases, from the applicable office of the Bureau of Indian Affairs, (C) in the case of state leases, from the records of the applicable state land office) or is assignable to Parent or its Subsidiaries out of an interest of record (as so defined) by reason of the performance by Parent or its Subsidiaries of all operations required to earn an enforceable right to such assignment; (2) is free from reasonable doubt to the end that a prudent purchaser engaged in the business of the ownership, development and operation of producing oil and gas properties with knowledge of all of the facts and their legal bearing would be willing to accept and pay full value for the same and a prudent lender would be willing to lend against it as collateral without discount for title matters; (3) entitles Parent or its Subsidiaries to receive not less than the interest set forth in the Parent Reserve Report with respect to each proved property evaluated therein under the caption "Net Revenue Interest" or "NRI" without reduction during the life of such property except as stated in the Parent Reserve Report; (4) obligates Parent or its Subsidiaries to pay costs and expenses relating to each such proved property in an amount not greater than the interest set forth under the caption "Working Interest" or "WI" in the Parent Reserve Report with respect to such property without increase over the life of such property except as shown on the Parent Reserve Report; and (5) does not restrict the ability of Parent or its Subsidiaries to utilize the properties as currently intended.

     Section 2.21  Oil and Gas Reserves. Parent has furnished Company with
                   --------------------
Parent's estimates of Parent's and its Subsidiaries' oil and gas reserves as of January 1, 2000 in a report as described in Section 2.21 of the Parent
                                            ------------
Disclosure Schedule (the "Parent Reserve Report"). Except as has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect, the factual, non-interpretive data on which the Parent Reserve Report was based for purposes of estimating the oil and gas reserves set forth in the Parent Reserve Report and in any supplement thereto or update thereof furnished to Parent was, to Parent's Knowledge, accurate. To Parent's Knowledge, and based on the information given to Company by third-party operators for all wells not operated by Parent, the Parent Payout Balances (as defined below) for each of the wells as used in the Parent Reserve Report were accurate as of the dates to which Parent had calculated them, except as has not had, and would not reasonably be expected to have a Parent Material Adverse Effect. "Parent Payout Balances" means the status, as of the dates of Parent's calculations, of the recovery by Parent or a third party of a cost amount specified in the contract relating to a well out of the revenue from such well where the net revenue interest of Parent therein will be reduced or increased when such amount has been recovered.

     Section 2.22  Take-or-Pay Deliveries. Except as has not had, and would not
                   ----------------------
reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there are no calls (exclusive of market calls) on Parent's oil or gas production and Parent has no obligation to deliver oil or gas pursuant to any take-or-pay, prepayment or similar arrangement without receiving full payment therefor. Section 2.22 of the Parent Disclosure Schedule sets forth
                       ------------
Parent's estimates of its imbalances in gas production as of September 30, 2000. Parent does not have any other imbalances in gas production that, individually or in the aggregate, have had or would be reasonably likely to have a Parent Material Adverse Effect.

     Section 2.23 Representations and Warranties Regarding Merger Sub. Parent
                  ---------------------------------------------------
and Merger Sub jointly and severally represent and warrant to Company as follows:

          (a) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub has not engaged in any business since it was incorporated other than in connection with its organization and the transactions contemplated by this Agreement.

          (b) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $1.00 per share, all of which are validly issued and outstanding, fully paid and nonassessable and are directly owned by Parent, free and clear of all liens, claims and encumbrances.

          (c) Merger Sub has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and by the Transaction Documents have been duly authorized by the Board of Directors and by Parent as the sole shareholder of Merger Sub. This Agreement constitutes a valid and binding obligation of Merger Sub enforceable against Merger Sub in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement and the transactions contemplated hereby. Except as required by the Securities Act, the Exchange Act and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization; consent or approval of, any Governmental Entity is necessary for the consummation by Merger Sub of the Merger or the transactions contemplated by the Transaction Documents, other than filings, registrations, authorizations, consents or approvals the failure to make or obtain which would not prevent the consummation of the transactions contemplated by the Transaction Documents.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Company represents and warrants to Parent as follows (such representations and warranties (as well as other provisions of this Agreement) are qualified by the matters identified on a disclosure schedule (the "Company Disclosure Schedule") delivered by Company to Parent prior to execution of this Agreement) as supplemented in accordance with Section 8.2:
                                -----------
     Section 3.1  Organization and Qualification. Company is a corporation duly
                  ------------------------------
organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified has not had, and would not reasonably be expected to have, alone or in the aggregate, a Company Material Adverse Effect. For the purposes of this Agreement, a "Company Material Adverse Effect" means any state of facts, event, change or effect which, individually or in the aggregate, (a) has a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or results of operations of Company and its Subsidiaries taken as a whole, or (b) would prevent the consummation of the material transactions contemplated hereby; provided that occurrences or events arising out of or resulting from the
--------
following will in each case be excluded from consideration for purposes of the effect of an occurrence or event on Company and its Subsidiaries, taken as a whole: (i) changes in general economic conditions, including general stock market conditions and interest rate changes, (ii) changes in the energy industry, including changes in the prices of Hydrocarbons, or (iii) the adverse determination of any pending litigation disclosed in the Company Disclosure Schedule. Complete and correct copies as of the date of this Agreement of the Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of Company have been delivered to Parent prior to the date of this Agreement.

     Section 3.2  Capitalization. The authorized capital stock of Company
                  --------------
consists of 50,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, $.01 par value (the "Company Preferred Stock"). As of the date of this Agreement, (a) 12,231,960 shares of Company Common Stock were validly issued and outstanding, fully paid and nonassessable, (b) no shares of Company Preferred Stock were issued and outstanding, (c) 330,393 shares of Company Common Stock were reserved for issuance pursuant to Options, and (d) 3,838,071 shares were reserved for issuance pursuant to Warrants. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote with Company's shareholders, whether together or as a separate class, on any matters on which Company's shareholders may vote. As of the date of this Agreement, except for Options and Warrants, there are no options, warrants, calls, convertible securities or other rights, agreements or commitments presently outstanding obligating Company to issue, deliver or sell shares of its capital stock or debt securities, or obligating Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. After the Effective Time, except for obligations in respect of the Options and Warrants, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of stock of Company or the Surviving Corporation pursuant to any Company Employee Benefit Plan.

     Section 3.3  Subsidiaries. Each Subsidiary of Company is a corporation,
                  ------------
partnership or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (except where the failure to be validly existing and in good standing would not be material to the business of such Subsidiary of Company) and has the corporate or similar power to carry on its business as it is now being conducted or currently proposed to be conducted. Each Subsidiary of Company is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified, when taken together with all such failures, has not had, and would not reasonably be expected to have, a Company Material

Adverse Effect. Section 3.3 of the Company Disclosure Schedule contains, with
                -----------
respect to each Subsidiary of Company, its name and jurisdiction of organization and, with respect to each Subsidiary of Company that is not wholly owned, the number of issued and outstanding shares of capital stock or equity capital and the number of shares of capital stock or equity capital owned by Company or a Subsidiary of Company. Except as set forth in Section 3.3 of the Company
                                              -----------
Disclosure Schedule, all the outstanding shares of capital stock or equity capital of each Subsidiary of Company are validly issued, fully paid and nonassessable, and those owned by Company or by a Subsidiary of Company are owned free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls, convertible securities or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Subsidiaries of Company (other than preemptive rights or similar rights held by Company with respect to certain of such Subsidiaries). Except as set forth in Section 3.3 of the Company Disclosure
                                      -----------
Schedule, Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity or have any obligation, commitment or undertaking to acquire any such interest, other than business associations customary in the oil and gas industry consisting of interests in oil and gas property subject to a joint operating agreement.

     Section 3.4  Authority Relative to this Agreement. Company and each of its
                  ------------------------------------
Subsidiaries has the corporate power to enter into this Agreement and each other Transaction Document to which Company or any of its Subsidiaries is a party and to carry out their obligations hereunder and thereunder. The execution and delivery of the Transaction Documents to which Company or any of its Subsidiaries is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Company. Each Transaction Document to which Company or any of its Subsidiaries is a party constitutes a valid and binding obligation of Company or such Subsidiary enforceable against Company or such Subsidiary in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the liability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of Company or any of its Subsidiaries are necessary to authorize the Transaction Documents to which Company or any of its Subsidiaries is a party and, other than the Company Shareholder Approval, no other corporate proceedings on the part of the Company are necessary, the transactions contemplated hereby or thereby. Except as set forth in Section 3.4 of the Company Disclosure Schedule, neither Company nor any
         -----------
of its Subsidiaries is subject to or obligated under (a) any charter, bylaw, indenture or other loan or credit document or (b) any other contract (other than Options and Warrants), license, franchise, permit, order, decree, concession, lease, instrument or judgment or any statute, law, ordinance, rule or regulation applicable to Company or any of its Subsidiaries or their respective properties or assets which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation, modification or acceleration of any obligation, or any right to payment or compensation, or the loss of a material benefit, by its executing and carrying out the Transaction Documents to which Company or any of its Subsidiaries is a party, other than, in the case of clause (b) only, (i) any breaches, violations, defaults, terminations, cancellations, modifications, accelerations, rights to payment or compensation, or losses which, either alone or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect and (ii) the laws and regulations referred to in the next sentence. Except as required by the Securities Act, the Exchange Act, Canadian Governmental Entities (including without limitation Canadian Governmental Entities requiring filings under the Investment Canada Act) and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any Governmental Entity is necessary for the consummation by Company and its Subsidiaries of the Merger or the other transactions contemplated by the Transaction Documents to which Company or any of its Subsidiaries is a party, other than filings, registrations, authorizations, consents or approvals the failure to make or obtain which has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

     Section 3.5  Reports and Financial Statements. Company has previously
                  --------------------------------
furnished Parent with, or there has been made available to Parent, true and complete copies of its (a) Annual Reports on Form 10-K for the fiscal years ended December 31, 1998 and December 31, 1999 as filed with the Commission, (b) Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1999 and 2000, as filed with the Commission, (c) proxy statements related to all meetings of its shareholders (whether annual or special) since December 31, 1998 and (d) all other reports or registration statements filed by Company with the Commission since December 31, 1998, except for preliminary material (in the case of clauses (c) and (d) above) and except for registration statements on Form S-8 relating to employee benefit plans and annual reports on Form 11-K with respect to such plans, which are all the documents that Company was required to file with the Commission since that date (the documents in clauses (a) through (d) being referred to herein collectively as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Company, included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Company SEC Reports (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto), (ii) present fairly, in all material respects, the financial position of Company, and its Subsidiaries, as the case may be, as of the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder, and (iii) are in all material respects in accordance with the books of account and records of Company and its Subsidiaries.

     Section 3.6  Absence of Certain Changes or Events. Except as disclosed in
                  ------------------------------------
the Company SEC Reports, from September 30, 2000 until the date of this Agreement, there has not been any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) which, alone or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

     Section 3.7  Litigation. Except as disclosed in the Company SEC Reports and
                  ----------
as set forth in Section 3.7 of the Company Disclosure Schedule, there is no
                -----------
suit, action or proceeding to which Company or any Subsidiary of Company is a party pending or, to the actual knowledge of a director of Company ("Company's Knowledge"), threatened against Company or any of its Subsidiaries which, alone or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Company or any of its Subsidiaries which, alone or in the aggregate, has had, or would reasonably be expected to have, any such Company Material Adverse Effect.

     Section 3.8  Compliance with Applicable Laws. Company and each of its
                  -------------------------------
Subsidiaries holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary or appropriate for the operation of its respective business, except for such permits, licenses, variances, exemptions, orders and approvals the failure to hold which, alone or in the aggregate, has not had, and would not reasonably be expected to have a Company Material Adverse Effect (the "Company Permits"). Company and each of its Subsidiaries is in compliance in all material respects with the terms of Company Permits. Except as disclosed in Company SEC Reports filed and delivered to Parent prior to the date of this Agreement the businesses of Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which alone or in the aggregate have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

     Section 3.9  Employee Benefit Plans. (a) Section 3.9(a) of the Company
                  ----------------------      --------------
Disclosure Schedule hereto sets forth a list of all "employee benefit plans," as defined in Section 3(3) of ERISA, and all other material employee benefit or compensation arrangements, including, without limitation, any such arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options (including those held by directors, employees, and consultants), hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, that are maintained by Company, any Subsidiary of Company or any Company ERISA Affiliate or to which Company, any Subsidiary of Company or any Company ERISA Affiliate is obligated to contribute thereunder for current or former directors, employees, independent contractors, consultants and leased employees of Company, any Subsidiary of Company or any Company ERISA Affiliate (the "Company Employee Benefit Plans").

          (b) None of the Company Employee Benefit Plans is a Multiemployer Plan and neither Company nor any Company ERISA Affiliate presently maintains or has maintained such a plan.

          (c) Except as provided in Part 6 of Subtitle B of Title I of ERISA, Company does not maintain or contribute to any plan or arrangement which provides or has any liability to provide health or medical benefits to any employee or former employee upon his retirement or termination of employment.

          (d) In a letter dated December 21, 2000, the Company set forth to Parent the aggregate amount of (i) retention and severance benefits to be paid or payable to all employees of Company and its Subsidiaries in connection with the Merger and the transactions contemplated hereby and the other Transaction Documents, which amount is $798,437, and (ii) the aggregate amount of sales bonus payments to be paid or payable to all employees of Company and its Subsidiaries, which amount is $558,687 (the "Company Employee Payments"), The execution of, and performance of the transactions contemplated in, this Agreement and the other Transaction Documents will not either alone or upon the occurrence of subsequent events, result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, other than Company Employee Payments and as provided in Options and Warrants. The only severance agreements or severance policies applicable to Company or its Subsidiaries in the event of a change of control of Company are the agreements and policies specifically referred to in Section 3.9(d) of the
                                                        --------------
Company Disclosure Schedule or in the letter described in the first sentence of this Section 3.9(d). Except as disclosed in Section 3.9(d) of the Company
     --------------                         --------------
Disclosure Schedule, no payment or benefit which will or may be made by Company, Parent or any of their Subsidiaries or affiliates with respect to any employee of Company or any Subsidiary of Company will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

          (e) Each Company Employee Benefit Plan that is intended to qualify under Section 401 of the Code, and each trust maintained pursuant thereto, has been determined to be exempt from federal income taxation under Section 501 of the Code by the IRS, and, to Company's knowledge, nothing has occurred with respect to the operation or organization of any such Company Employee Benefit Plan that would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. With respect to any Company Employee Benefit Plan or other employee benefit plan which is a "defined benefit plan" within the meaning of Section 3(35) of ERISA,
(i) Company has not incurred and is not reasonably likely to incur any liability under Title IV of ERISA (other than for the payment of premiums, all of which have been paid when due), (ii) Company has not incurred any accumulated funding deficiency within the meaning of Section 412 of the Code and has not applied for or obtained a waiver of any minimum funding standard or an extension of any amortization period under Section 412 of the Code, (iii) no "reportable event" (as such term is defined in Section 4043 of ERISA but excluding any event for which the provision for 30-day notice to the Pension Benefit Guaranty Corporation has been waived by regulation) has occurred or is expected to occur and (iv) since December 31, 1996, no material adverse change in the financial condition of any such plan has occurred.

          (f) (i) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Employee Benefit Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof, (ii) Company has complied in all material respects with any notice, reporting and documentation requirements of ERISA and the Code, (iii) there are no pending actions, claims or lawsuits which have been asserted, instituted or, to Company's knowledge, threatened, in connection with the Company Employee Benefit Plans, and (iv) the Company Employee Benefit Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations.

For purposes of this Agreement, "Company ERISA Affiliate" means any business or entity which is a member of the same "controlled group of corporations," under "common control" or in an "affiliated service group" with Company within the meanings of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with Company under Section 414(o) of the Code, or a "Company ERISA Affiliate" under "common control" with Company within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections.

     Section 3.10  Company Board Action. The Board of Directors of Company (at a
                   --------------------
meeting duly called and held) has by the requisite vote of directors present (a) determined that the Merger is advisable and fair to and in the best interests of Company and its shareholders and (b) approved the Merger, this Agreement and the transactions contemplated by the Transaction Documents in accordance with the GCLN, Company's Second Amended and Restated Articles of Incorporation and Company's Amended and Restated Bylaws.

     Section 3.11  Required Shareholder Vote or Consent. The only vote of the
                   ------------------------------------
holders of any class or series of the Company's capital stock necessary to consummate the Merger and the other Transaction Documents is the approval and adoption of the Merger, this Agreement and the other Transaction Documents by the holders of a majority of the votes entitled to be cast by holders of the Company Common Stock (the "Company Shareholder Approval").

     Section 3.12  Taxes. (a) Each of Company and its Subsidiaries has filed all
                   -----
material Tax Returns required to be filed by any of them and has paid (or Company has paid on its behalf), or has set up an adequate reserve for the payment of, all Taxes required to be paid in respect of the periods covered by such Tax Returns. The information contained in such Tax returns is true, complete and accurate in all material respects. Neither Company nor any Subsidiary of Company is delinquent in the payment of any material Tax, assessment or governmental charge. No material deficiencies for any Taxes have been proposed, asserted or assessed against Company or any of its Subsidiaries that have not been finally settled or paid in full, and no requests for waivers of the time to assess any such Tax are pending. None of Company and its Subsidiaries is obligated, or is reasonably expected to be obligated, to make any payments, or is a party to any agreement that on account of the transactions contemplated by this Agreement would obligate it, or reasonably be expected to obligate it to make any payments that will not be deductible under Section 280G of the Code. Each of Company and its Subsidiaries has withheld and paid all material Taxes required to be withheld and paid and has complied with all information and backup withholding requirements, including maintaining all necessary records in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

          (b) Except as set forth in Section 3.12(b) of the Company Disclosure
                                     ---------------
Schedule, none of Company or its Subsidiaries has, since December 31, 1997, been a member of an affiliated group, within the meaning of Code (S) 1504, filing a consolidated income Tax Return other than a group the common parent of which is Company. None of Company and its Subsidiaries has any material liability for the Taxes of any Person other than Company and its Subsidiaries (i) under Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

          (c) To Company's Knowledge, Company has not taken any action which would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

     Section 3.13  Certain Agreements. (a) Neither Company nor any of its
                   ------------------
Subsidiaries is in default (or would be in default with notice or lapse of time, or both) under any indenture, note, credit agreement, loan document lease, license, concession or other agreement including, but not limited to, any Company Employee Benefit Plan, whether or not such default has been waived, which default alone or in the aggregate with other such defaults, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

          (b) Section 3.13(b) of the Company Disclosure Schedule describes all
              ---------------
contracts, agreements and transactions, involving consideration of more than $300,000 for any individual contract, agreement or transaction or series of related contracts, agreements or transactions, between Company or any of its Subsidiaries, on the one hand, and any Company Related Party (as defined below), on the other hand, which are currently in effect or which were in effect or were consummated at any time on or after January 1, 1998 and sets forth all current balances payable to or receivable from such Company Related Party related thereto as of the date of this Agreement. For the purpose of this Agreement, "Company Related Party" means (i) any officer or director of Company or any of its Subsidiaries and (ii) any spouse, former spouse, child, parent, parent of a spouse, sibling or grandchild of any of the persons listed in clause (i), any Affiliate of any of the persons listed in clauses (i) and (ii) (other than Company or any Subsidiary of Company).

     Section 3.14  Compliance with Environmental Laws. (a) The properties,
                   ----------------------------------
assets and operations of Company and its Subsidiaries and their predecessors are and have been in compliance with all Environmental Laws, except for any violations that individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of Company or any of its Subsidiaries and their predecessors that may interfere with or prevent compliance or continued compliance with applicable Environmental Laws, other than any such interference or prevention that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

          (b) Company and its Subsidiaries and their predecessors have not caused or permitted any property, asset, operation, including any previously owned property, asset or operation, to use, generate, manufacture, refine, transport, treat, store, handle, dispose, transfer or process hazardous or toxic materials, substances, wastes, pollutants or contaminants, except in material compliance with all Environmental Laws, other than any such activity that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Company and its Subsidiaries have not reported to any Governmental Entity any material violation of an Environmental Law or any release, discharge or emission of any hazardous or toxic materials, substances, wastes, pollutants or contaminants, other than any such violation, release, discharge or emission that, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. To Company's Knowledge, there are no pending, threatened or asserted claims or liabilities under CERCLA, 42 U.S.C. (S) 9601 et seq., RCRA, 42 U.S.C. (S) 6901 et seq., or equivalent state law provisions and no current or former property, asset or operation of Company or any Subsidiary of Company is identified or currently proposed for the National Priorities List at 40 CFR (S) 300, Appendix B, or the CERCLIS or equivalent state lists or hazardous substances release sites.

     Section 3.15  Financial Advisor. On the date of this Agreement, Company's
                   -----------------
Board of Directors received the written opinion of Petrie Parkman & Co. that, as of the date of this Agreement and based upon and subject to the matters set forth therein, the Merger Consideration was fair from a financial point of view to the holders of Company Common Stock. Except for fees due to Petrie Parkman & Co. and to FirstEnergy Capital Corporation in connection with the transactions contemplated by the Transaction Documents (the "Company Financial Advisor Fees"), no brokerage, lender's or other fee or commission are due to any broker, finder or investment banker in connection with the Merger or the transactions contemplated by Transaction Documents based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

     Section 3.16  Hedging.
                   -------

          (a) Company does not, and each of its Subsidiaries does not, have any outstanding obligations for the delivery of Hydrocarbons attributable to any of the properties of Company or any of its Subsidiaries in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefor.

          (b) Section 3.16(b) of the Company Disclosure Schedule sets forth all
              ---------------
futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons or securities, to which Company or any of its Subsidiaries is bound.

     Section 3.17  Oil and Gas Operations. Except as set forth in Section 3.17
                   ----------------------                         ------------
of the Company Disclosure Schedule:

          (a) All wells included in the Company Reserve Report have been drilled and (if completed) completed, operated and produced in accordance with generally accepted oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and applicable laws, rules and regulations, except where any failure or violation has not had, or would not reasonably be expected to have a Company Material Adverse Effect; and

          (b) Proceeds from the sale of Hydrocarbons produced from Company's Oil and Gas Interests are being received by Company and its Subsidiaries in a timely manner and are not being held in suspense for any reason (except in the ordinary course of business).

     Section 3.18 Gas Imbalances. Except as set forth in Section 3.18 of the
                  --------------                         ------------
Company Disclosure Schedule, none of Company or its Subsidiaries has received any material deficiency payment under any gas contract for which any Person has a right to take deficiency gas from any of Company or its Subsidiaries, nor have any of Company or its Subsidiaries received any material payment for production which is subject to refund or recoupment out of future production.

     Section 3.19 Royalties. To Company's Knowledge, as to wells not operated by
                  ---------
Company or its Subsidiaries, and without qualification as to knowledge, as to all wells operated by Company or its Subsidiaries, all royalties, overriding royalties, compensatory royalties and other payments due from or in respect of production with respect to Company's Oil and Gas Interests, have been or will be, prior to the Effective Time, properly and correctly paid or provided for in all material respects, except for those for which Company or its Subsidiaries has a valid right to suspend.

     Section 3.20 Properties.
                  ----------

          (a) Except for goods and other property sold, used or otherwise disposed of since September 30, 2000 in the ordinary course of business, Company and its Subsidiaries have Company Good and Marketable Title (as defined below), for oil and gas purposes, in and to all oil and gas properties set forth in the Company Reserve Report as owned by Company and its Subsidiaries, and defensible title for oil and gas purposes to all other properties, interests in properties and assets, real and personal, reflected on the balance sheet of the Company in its Quarterly Report on Form 10-Q for the period ended September 30, 2000, as owned by Company and its Subsidiaries, free and clear of any Liens, except: (i) Liens associated with obligations reflected in the Company SEC Reports or
Section 3.20(a) of the Company Disclosure Schedule; (ii) Liens for current taxes
---------------
not yet due and payable, (iii) materialman's, mechanic's, repairman's, employee's, contractor's, operator's, and other similar liens, charges or encumbrances arising in the ordinary course of business (A) if they have not been perfected pursuant to law, (B) if perfected, they have not yet become due and payable or payment is being withheld as provided by law, or (C) if their validity is being contested in good faith by appropriate action, (iv) all rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests if they are customarily obtained subsequent to the sale or conveyance, and (v) such imperfections of title, easements and Liens which, to Company's Knowledge, have not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All leases and other agreements pursuant to which Company or any of its Subsidiaries leases or otherwise acquires or obtains operating rights affecting any real or personal property are in good standing, valid and effective and all royalties, rentals and other payments due by Company to any lessor of any such oil and gas leases have been paid, except in each case, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All major items of operating equipment of Company and its Subsidiaries are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b) The term "Company Good and Marketable Title" will, for purposes of this Section 3.20(b), with respect to Company and its Subsidiaries, mean such
        ---------------
title that: (1) is deducible of record (from the records of the applicable parish or county or (A) in the case of federal leases, from the records of the applicable office of the Minerals Management Service or Bureau of Land Management, (B) in the case of Indian leases, from the applicable office of the Bureau of Indian Affairs, (C) in the case of state leases, from the records of the applicable state land office) or is assignable to Company or its Subsidiaries out of an interest of record (as so defined) by reason of the performance by Company or its Subsidiaries of all operations required to earn an enforceable right to such assignment; (2) is free from reasonable doubt to the end that a prudent purchaser engaged in the business of the ownership, development and operation of producing oil and gas properties with knowledge of all of the facts and their legal bearing would be willing to accept and pay full value for the same and a prudent lender would be willing to lend against it as collateral without discount for title matters; (3) entitles Company or its Subsidiaries to receive not less than the interest set forth in the Company Reserve Report with respect to each proved property evaluated therein under the caption "Net Revenue Interest" or "NRI" without reduction during the life of such property except as stated in the Company Reserve Report; (4) obligates Company or its Subsidiaries to pay costs and expenses relating to each such proved property in an amount not greater than the interest set forth under the caption "Working Interest" or "WI" in the Company Reserve Report with respect to such property without increase over the life of such property except as shown on the Company Reserve Report; and (5) does not restrict the ability of Company or its Subsidiaries to utilize the properties as currently intended.

     Section 3.21 Oil and Gas Reserves. Company has furnished Parent prior to
                  --------------------
the date of this Agreement with Company's estimates of Company's and its Subsidiaries' oil and gas reserves as of July 1, 2000 (the "Company Reserve Report"). Except as have not had, and would not reasonably be expected to have a Company Material Adverse Effect, the factual, non-interpretive data on which the Company Reserve Report was based for purposes of estimating the oil and gas reserves set forth in the Company Reserve Report and in any supplement thereto or update thereof furnished to Company was, to Company's Knowledge, accurate. To Company's Knowledge, and based on the information given to Company by third-party operators for all wells not operated by Company, the Company Payout Balances (as defined below) for each of the wells as used in the Company Reserve Report were accurate as of the dates to which Company had calculated them, except as would not reasonably be expected to have a Company Material Adverse Effect. "Company Payout Balances" means the status, as of the dates of Company's calculations, of the recovery by Company or a third party of a cost amount specified in the contract relating to a well out of the revenue from such well where the net revenue interest of Company therein will be reduced or increased when such amount has been recovered.

     Section 3.22 Take-or-Pay Deliveries. Except as would not, individually or
                  ----------------------
in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no calls (exclusive of market calls) on Company's oil or gas production and Company has no obligation to deliver oil or gas pursuant to any take-or-pay, prepayment or similar arrangement without receiving full payment therefor. Section 3.22 of the Company Disclosure Schedule sets
                       ------------
forth Company's estimates of its imbalances in gas production as of September 30, 2000. The Company does not have any other imbalances in gas production that, individually or in the aggregate, have had or would be reasonably likely to have a Company Material Adverse Effect.

                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 4.1 Conduct of Business by Company Pending the Merger. Except as
                 -------------------------------------------------
contemplated by the Company Disclosure Schedule, this Agreement and the other Transaction Documents, during the period from the date of this Agreement to the Effective Time, Company will, and will cause each of its Subsidiaries to, (i) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, lessors and others having business dealings with it to the end that its goodwill and ongoing business will be unimpaired at the Effective Time and
(ii) prepare and timely file all Tax Returns and amendments required to be filed by any of Company and its Subsidiaries prior to the Effective Time, and pay all Taxes relating to such Tax Returns before they will become delinquent. Except as otherwise permitted or contemplated by this Agreement, the Transaction Documents or the Company Disclosure Schedule, Company will not, and will not permit any of its Subsidiaries to, without the prior consent (which will not be unreasonably withheld, delayed or denied) of Parent:

          (a) (i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as such (other than dividends and other distributions by direct or indirect wholly owned Subsidiaries), (ii) other than in the case of any direct or indirect wholly owned Subsidiary of Company, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
(iii) purchase, redeem or otherwise acquire any shares of capital stock of Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (b) issue, deliver, sell, pledge, dispose of or otherwise encumber (other than the pledges or other encumbrances described in Section 4.1(e)) any
                                                           --------------
shares of its capital stock, any other voting securities or equity equivalent (other than Options issued to employees of Company and its Subsidiaries in the ordinary course of business) or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than the issuance of shares of Company Common Stock upon the exercise of Options (whether or not presently exercisable) outstanding on the date of this Agreement or upon the exercise of Warrants outstanding on the date of this Agreement, in each case in accordance with their current terms;

          (c) amend its Second Amended and Restated Articles of Incorporation or Amended and Restated Bylaws or other comparable organizational documents;

          (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or (ii) any assets except in the ordinary course of business and except, in the case of clauses (i) and (ii), for transactions not exceeding $100,000 individually or $3,000,000 for all transactions pursuant to clauses (i) and (ii) in the aggregate;

          (e) except for Company Permitted Encumbrances, as required by contracts and agreements set forth in exhibits to the Company SEC Reports, sell, lease, license, mortgage otherwise encumber or subject to any lien, charge or encumbrance or otherwise dispose of, or agree to sell, lease, license, mortgage, or otherwise encumber or subject to any lien, charge or encumbrance or otherwise dispose of, any of its assets, other than pursuant to transactions that are in the ordinary course of business (including, without limitation, any sale transfer or other disposition of interests in oil and gas leaseholds (including, without limitation, by abandonment, farm-ins, farm-outs, leases, swaps and subleases), hydrocarbons and other mineral products in the ordinary course of business of the oil and gas operations conducted by Company or its Subsidiaries) consistent with past practice and not material to Company and its Subsidiaries taken as a whole. When used in this Agreement, the term "Company Permitted Encumbrances" will include any liens, title defects, preferential rights or other encumbrances upon any of the relevant individual's or entities' property, assets or revenues, whether now owned or hereafter acquired, that are (i) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceeding, (ii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements, (iii) for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Company or its Subsidiaries, as the case may be, in conformity with United States generally accepted accounting principles in effect on the date of this Agreement ("GAAP"), (iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business,
(v) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially Interfere with the ordinary conduct of the business of Company or such Subsidiary of Company, (vi) created pursuant to construction, operating and maintenance agreements, space lease agreements and other similar agreements, in each case having ordinary and customary terms and entered into in the ordinary course of business by Company and its Subsidiaries, (vii) created pursuant to or arising under the Credit Agreement, dated August 23, 2000, between Company, SMC Ecuador, Inc., SMC Production Co., BEC Energy, Inc. and Spruce Hills Production Company, Inc. and Bank One, Texas National Association for Reducing Revolving Line of Credit up to $30,000,000 and the documents related thereto, and the Credit Agreement, dated August 29, 2000, between Neutrino Resources, Inc. and Bank One Canada for

U.S. $30,000,000 Revolving Reducing Credit Facility, and the documents related thereto (collectively, as amended, the "Company Credit Agreements"), (viii) the terms, conditions, restrictions, exceptions, reservations, limitations and other matters contained in the agreements, instruments and other documents (including, without limitation, division orders) which create or reserve to Company (or otherwise govern) its interest in any oil and gas assets, provided that the same do not reduce the net revenue interest of Company in the oil and gas asset affected thereby, (ix) royalties, overriding royalties, reversionary interests, production payments, net profits interests and similar burdens affecting any oil and gas asset if the net cumulative effect of such burdens does not operate to reduce the net revenue interest in the oil and gas asset affected thereby, (x) preferential rights to purchase and required third party consents with respect to which any necessary waivers or consents shall have been obtained or shall have been requested to be obtained from the appropriate parties and the appropriate time period for asserting such rights shall have expired without an exercise of such rights, or preferential rights to purchase and required third party consents which are not applicable to the transactions contemplated hereby,
(xi) liens for Taxes and assessments which are not yet delinquent or which are being contested by Company in good faith, (xii) rights existing under applicable law (including without limitation statutory liens) or operating agreements or similar contracts to assert liens against the oil and gas assets, but not including liens and other rights which have actually been asserted, unless Company disputes in good faith the validity of such liens or the amount claimed to be owed in connection therewith or such lien or other right is not enforceable against the interest of Company, (xiii) conventional rights of reassignment requiring less than thirty-two days notice to the holder of such rights, (xiv) any of the following which do not materially and adversely affect the oil and gas assets: easements, rights-of-way, servitudes, permits, coal-mining leases, surface leases and other rights in respect to surface operations, pipelines, logging, canals, ditches, reservoirs or the like; conditions, covenants or other restrictions; easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements or rights-of-way on, over or with respect of the oil and gas assets, (xv) any obligations or duties affecting an oil and gas asset to any municipality or public authority with respect to any franchise, grant, license or permit and all applicable laws, rules and order of any governmental authority, (xvi) all rights to consent by, required notices to, filings with or other action by governmental entities in connection with the sale or conveyance of oil and gas leases, permits, or interests therein, if the same are customarily obtained contemporaneously with or subsequent to such sale or conveyance, and which would not be triggered by the transactions contemplated hereby, (xvii) existing operating agreements, unit agreements, gas purchase contracts and any and all other agreements which are normal and customary in the oil and gas exploration, development, production or extraction business or in the business of processing of gas and gas condensate or production for the extraction of proper products therefrom, to the extent that the same do not reduce the net revenue interest of Company in the oil and gas asset affected thereby, (xviii) any other defect or imperfection in title which would customarily be waived by a Person engaged in the exploration for oil or gas and the operation of oil and/or gas properties in the regions where the oil and gas assets are located, or which can be cured by the provision of the forced pooling statutes of applicable law which are applicable to the affected oil and gas assets and (xix) the matters described in Section 4.1(e) of the
                                                      --------------
Company Disclosure Schedule;

          (f) incur any indebtedness for borrowed money, guarantee any such indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities or make any loans, advances or capital contributions to, or other investments in, any other Person, or enter into any arrangement having the economic effect of any of the foregoing, other than the Company Credit Agreements (the balance outstanding under which shall not exceed $18,500,000 as of the Effective Time) and indebtedness incurred in the ordinary course of business consistent with past practice which is prepayable at any time without premium or penalty;

          (g) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of Company or any Subsidiary of Company (unless an alteration to the corporate structure or ownership of a Subsidiary does not cause such Subsidiary not to be wholly owned by Company) other than as contemplated by the Transaction Documents;

          (h) except as required under any collective bargaining agreement, enter into or adopt any new, or amend any existing, severance plan, agreement or arrangement or enter into any new or amend any existing Company Employee Benefit Plan or employment or consulting agreement other than as required by law;

          (i) increase the compensation payable or to become payable to its officers or employees, except for Company Employee Payments;

          (j) grant or award any stock options, restricted stock, performance shares, stock appreciation rights or other equity-based incentive awards other than grants and awards to directors for service in such capacity;

          (k) take any action with respect to accounting policies or procedures for Tax or accounting purposes (other than actions required to be taken by Tax laws or generally accepted accounting principles) or make or change any election with respect to Taxes (except that Company can elect to forgo the carryback of net operating losses);

          (l) except as disclosed in the Company Disclosure Schedule or for capital expenditures (including any asset acquisition or drilling commitment) in the ordinary course of business consistent with past practice or capital expenditures to repair or replace casualty losses, make or agree to make any new capital expenditure or expenditures in excess of $100,000 individually or $3,000,000 in the aggregate;

          (m) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or contemplated in the notes thereto) of Company included in the Company SEC Reports or incurred in the ordinary course of business consistent with past practice or as required by law;

          (n) settle or compromise any material federal, state, local or foreign Tax liability;

          (o) enter into, amend, terminate or waive any provision of, any agreement or arrangement with any Company Related Party or enter into any transaction with any Company Related Party;

          (p) take any action which would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code; or

          (q) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     Section 4.2 Conduct of Business by Parent Pending the Merger. Except as
                 ------------------------------------------------
contemplated by the Parent Disclosure Schedule, this Agreement and the other Transaction Documents, during the period from the date of this Agreement to the Effective Time, Parent will, and will cause each of its Subsidiaries to, carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith. Except as otherwise permitted or contemplated by this Agreement, the Transaction Documents or the Parent Disclosure Schedule, Parent will not, and will not permit any of its Subsidiaries to, without the prior consent (which will not be unreasonably withheld or delayed) of Company:

          (a) (i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as such (other than dividends and other distributions by direct or indirect wholly owned Subsidiaries), (ii) other than in the case of any direct or indirect wholly owned Subsidiary of Parent, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
(iii) purchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (b) issue, deliver, sell, pledge, dispose of or otherwise encumber a substantial portion of its capital stock, any other voting securities or equity equivalent (other than options issued to employees of Parent and its Subsidiaries in the ordinary course of business) or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than the issuance of shares of Parent Common Stock upon the exercise of options (whether or not presently exercisable) outstanding on the date of this Agreement or upon the exercise of warrants outstanding on the date of this Agreement, in each case in accordance with their current terms;

          (c) amend its Amended and Restated Articles of Incorporation or Bylaws or other comparable organizational documents;

          (d) subject to Company approval, make an acquisition of the assets of or equity in (whether by purchase, merger or otherwise) any business or any corporation, partnership, association or other business organization or division thereof, which is material to Parent and its Subsidiaries, taken as a whole;

          (e) except for Parent Permitted Encumbrances, as required by contracts and agreements set forth in exhibits to the Parent SEC Reports, or sell, lease, license, mortgage, otherwise encumber or subject to any lien, charge or encumbrance or otherwise dispose of, or agree to sell, lease, license, mortgage or otherwise encumber or subject to any lien, charge or encumbrance or otherwise dispose of, a significant portion of its assets, other than pursuant to transactions that are in the ordinary course of business (including, without limitation, any sale transfer or other disposition of interests in oil and gas leaseholds (including, without limitation, by abandonment, farm-ins, farm-outs, leases, swaps and subleases), hydrocarbons and other mineral products in the ordinary course of business of the oil and gas operations conducted by Parent or its Subsidiaries) consistent with past practice and not material to Parent and its Subsidiaries taken as a whole. When used in this Agreement, the term "Parent Permitted Encumbrances" will include any liens, title defects, preferential rights or other encumbrances upon any of the relevant individual's or entities' property, assets or revenues, whether now owned or hereafter acquired, that are (i) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceeding, (ii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements, (iii) for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Parent or its Subsidiaries, as the case may be, in conformity with GAAP, (iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business,
(v) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially Interfere with the ordinary conduct of the business of Parent or such Subsidiary of Parent, (vi) created pursuant to construction, operating and maintenance agreements, space lease agreements and other similar agreements, in each case having ordinary and customary terms and entered into in the ordinary course of business by Parent and its Subsidiaries, (vii) the terms, conditions, restrictions, exceptions, reservations, limitations and other matters contained in the agreements, instruments and other documents (including, without limitation, division orders) which create or reserve to Parent (or otherwise govern) its interest in any oil and gas assets, provided that the same do not reduce the net revenue interest of Parent in the oil and gas asset affected thereby, (viii) royalties, overriding royalties, reversionary interests, production payments, net profits interests and similar burdens affecting any oil and gas asset if the net cumulative effect of such burdens does not operate to reduce the net revenue interest in the oil and gas asset affected thereby, (ix) preferential rights to purchase and required third party consents with respect to which any necessary waivers or consents shall have been obtained or shall have been requested to be obtained from the appropriate parties and the appropriate time period for asserting such rights shall have expired without an exercise of such rights, or preferential rights to purchase and required third party consents which are not applicable to the transactions contemplated hereby, (x) liens for Taxes and assessments which are not yet delinquent or which are being contested by Parent in good faith,
(xi) rights existing under applicable law (including without limitation statutory liens) or operating agreements or similar contracts to assert liens against the oil and gas assets, but not including liens and other rights which have actually been asserted, unless Parent disputes in good faith the validity of such liens or the amount claimed to be owed in connection therewith or such lien or other right is not enforceable against the interest of Parent, (xii) conventional rights of reassignment requiring less than thirty-two days notice to the holder of such rights, (xiii) any of the following which do not materially and adversely affect the oil and gas assets: easements, rights-of-way, servitudes, permits, coal-mining leases, surface leases and other rights in respect to surface operations, pipelines, logging, canals, ditches, reservoirs or the like; conditions, covenants or other restrictions; easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements or rights-of-way on, over or with respect of the oil and gas assets, (xiv) any obligations or duties affecting an oil and gas asset to any municipality or public authority with respect to any franchise, grant, license or permit and all applicable laws, rules and order of any governmental authority, (xv) all rights to consent by, required notices to, filings with or other action by governmental entities in connection with the sale or conveyance of oil and gas leases, permits, or interests therein, if the same are customarily obtained contemporaneously with or subsequent to such sale or conveyance, and which would not be triggered by the transactions contemplated hereby, (xvi) existing operating agreements, unit agreements, gas purchase contracts and any and all other agreements which are normal and customary in the oil and gas exploration, development, production or extraction business or in the business of processing of gas and gas condensate or production for the extraction of proper products therefrom, to the extent that the same do not reduce the net revenue interest of Company in the oil and gas asset affected thereby, (xvii) any other defect or imperfection in title which would customarily be waived by a Person engaged in the exploration for oil or gas and the operation of oil and/or gas properties in the regions where the oil and gas assets are located, or which can be cured by the provision of the forced pooling statutes of applicable Law which are applicable to the affected oil and gas assets, (xviii) created pursuant to or arising under the Credit Agreement dated September 28, 2000 among Parent, PCC Energy Limited, PCC Energy Corp., Toronto Dominion (Texas), Inc., The Toronto-Dominion Bank, TD Securities
(USA), Inc. and various lenders signatory thereto (collectively, as amended, the "Parent Credit Agreement"), and (xix) the matters described in Section 4.2(e) of
                                                               --------------
the Parent Disclosure Schedule;

          (f) except in connection with the transactions contemplated by the Transaction Documents, incur any material indebtedness for borrowed money, guarantee any such indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities or make any material loans, advances or capital contributions to, or other investments in, any other Person, or enter into any arrangement having the economic effect of any of the foregoing;

          (g) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of Parent or any Subsidiary of Parent (unless an alteration to the corporate structure or ownership of a Subsidiary does not cause such Subsidiary not to be wholly owned by Parent) other than as contemplated by the Transaction Documents;

          (h) enter into, amend, terminate or waive any provision of, any agreement or arrangement with any Parent Related Party or enter into any transaction with any Parent Related Party;

          (i) take any action which would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code; or

          (j) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     Section 5.1 Access and Information. (a) Company and the Subsidiaries of
                 ----------------------
Company will afford to Parent and to Parent's accountants, counsel and other representatives, and (b) Parent and the Subsidiaries of Parent will afford to Company and Company's accountants, counsel and other representatives, reasonable access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Effective Time to (i) all of its properties, books, contracts, commitments and records, and, during such period, will furnish promptly to Parent and the Company, respectively, a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning its business, properties and personnel as Parent or Company may reasonably request.

     Section 5.2 Registration Statement/Proxy Statement. Parent and Company will
                 --------------------------------------
cooperate and promptly prepare, and Parent will file with the Commission as soon as practicable, a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Parent Common Stock issuable in the Merger (the "Parent Prospectus"), a portion of which Registration Statement will also serve as the joint proxy statement of Parent and Company (the "Joint Proxy Statement" and, together with the Parent Prospectus, the "Joint Proxy Statement/Prospectus") with respect to the Merger. The respective parties will cause the Joint Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Parent will use all reasonable efforts, and Company will cooperate with Parent, to have the Form S-4 declared effective by the Commission as promptly as practicable after the filing thereof (including, without limitation, responding to any comments received from the Commission with respect thereto) and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated thereby. Each of Parent and Company will, as promptly as practicable, provide to the other copies of any written comments received from the Commission with respect to the Joint Proxy Statement/Prospectus or the Form S-4 and advise the other of any oral comments with respect to the Joint Proxy Statement/Prospectus or the Form S-4 received from the Commission. Parent will use its best efforts to obtain, prior to the Effective Time of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. Parent agrees that none of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement/Prospectus (i) in the case of the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof, or (ii) in the case of the Parent Prospectus and each amendment or supplement thereto, at the time it is filed or becomes effective, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Company agrees that none of the information supplied or to be supplied by Company for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement/Prospectus (i) in the case of the Joint Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof, or,
(ii) in the case of the Parent Prospectus or any amendment or supplement thereto, at the time it is filed or becomes effective, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to Parent will be deemed to have been supplied by Parent and information concerning or related to Company will be deemed to have been supplied by Company. No amendment or supplement to the Joint Proxy Statement/Prospectus will be made by Parent or Company without the approval (not to be unreasonably delayed, withheld or denied) of the other party. Parent will advise Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, or the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction.

     Section 5.3 Compliance with the Securities Act. At least 30 days prior to
                 ----------------------------------
the Effective Time, Company will deliver to Parent a list of names and addresses of those persons who were, in Company's reasonable judgment, at the date of this Agreement, "affiliates" (each such person, an "Affiliate") of Company within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. Company will use commercially reasonable efforts to deliver or cause to be delivered to Parent, prior to the Effective Time, from each of the Affiliates of Company identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit B (an "Affiliate Letter"), and Parent will
                            ---------
duly execute the acknowledgments to any Affiliate Letters so delivered and return a copy of the acknowledged Affiliate Letter to the delivering Affiliate. Parent will be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Parent Common Stock to be received by such Affiliates pursuant to the terms of the Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of such Affiliate Letters.

     Section 5.4 Stock Exchange Listing. Parent will use its best efforts to
                 ----------------------
list on the AMEX, upon official notice of issuance, the Parent Common Stock to be issued pursuant to the Merger.

     Section 5.5 Employee Matters. As of the Effective Time, the employees of
                 ----------------
Company and each Subsidiary of Company listed in Section 5.5 of the Company
                                                 -----------
Disclosure Schedule will continue employment with the Surviving Corporation and its Subsidiaries, respectively, in the same positions and at the same level of wages and/or salary and without having incurred a termination of employment or separation from service; provided, however, except as may be specifically
                         --------  -------
required by applicable law or any contract, neither the Surviving Corporation and its Subsidiaries, on the one hand, nor any employee, on the other hand, will be obligated to continue any employment relationship or any specific terms of employment for any specific period of time. As of the Effective Time, Parent will assume and become the sponsor of Company Employee Benefit Plans sponsored by Company immediately prior to the Effective Time, and Parent will and will cause its Subsidiaries to satisfy all obligations and liabilities under such Company Employee Benefit Plans; provided, however, that, except as hereafter provided or in Section 5.5 of the Company Disclosure Schedule,
               -----------
nothing contained in this Agreement will limit or restrict Parent's or its Subsidiaries' right on or after the Effective Time to amend, modify or terminate any of Company Employee Benefit Plans. To the extent any employee benefit plan, program or policy of Parent or their affiliates is made available to any person who is an employee of Company or any of its Subsidiaries immediately prior to the Effective Time: (i) service with Company and its Subsidiaries by any employee prior to the Effective Time will be credited for eligibility and vesting purposes and for purposes of qualifying for any additional benefits tied to periods of service (such as higher rates of matching contributions and eligibility for early retirement) under such plan, program or policy and (ii) with respect to any welfare benefit plans to which such employees may become eligible, Parent will cause such plans to provide credit for any co-payments or deductibles by such employees and waive all pre-existing condition exclusions and waiting periods, other than limitations or waiting periods that have not been satisfied under any welfare plans maintained by the Company and its Subsidiaries for their employees prior to the Effective Time. At the reasonable request of Parent, Company will amend, modify or terminate any of Company Employee Benefit Plans at or immediately prior to the Effective Time (whichever the Parent may request) and will take such other steps as Parent may reasonably request to facilitate the administration after the Effective Time of the compensation and benefit plans, programs and arrangements of the Surviving Corporation.

     Section 5.6 Indemnification. (a) From and after the Effective Time, the
                 ---------------
Surviving Corporation will indemnify, defend and hold harmless the officers, directors and employees of Company and its Subsidiaries who were such at any time prior to the Effective Time (the "Indemnified Parties") from and against all losses, expenses, claims, damages or liabilities arising out of the transactions contemplated by this Agreement to the fullest extent permitted or required under applicable law, and the Indemnified Parties will be advanced expenses subject to a customary reimbursement agreement. All rights to indemnification existing in favor of the directors, officers or employees of Company and its Subsidiaries as provided in Company's Second Amended and Restated Articles of Incorporation or Amended and Restated Bylaws, as in effect as of the date of this Agreement, with respect to matters occurring through the Effective Time, will survive the Merger and will continue in full force and effect thereafter. Parent will maintain in effect for not less than six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by Company, and will cause the Surviving Corporation to indemnify the Indemnified Parties, from and against all losses, expenses, claims, damages or liabilities arising from or related to matters, acts or omissions occurring on or prior to the Effective Time; provided,
                                                               --------
however, that Parent may substitute therefor policies of at least the same
-------
coverage (with carriers comparable to Company's existing carriers) containing terms and conditions which are no less advantageous to the Indemnified Parties; and provided, further, that Parent will not be required in order to maintain or procure such coverage to pay an annual premium in excess of 200% of the current annual premium paid by the Company for its existing coverage (the "Cap"); and provided, further, that if equivalent coverage cannot be obtained, or can be
--------  -------
obtained only by paying an annual premium in excess of Cap, the Parent will only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap.

          (b) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Agreement is commenced, whether before or after the

Effective Time, the parties hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto.

          (c) Any Indemnified Party, upon learning of any claim, action, suit, proceeding or investigation for which such party may seek indemnification under this Section 5.6, will promptly notify Parent; provided that the failure to so
     -----------
promptly notify will not impede, limit or prohibit an Indemnified Party from recovering except to the extent a delay permanently prejudiced Parent's ability to defend such claim, action, suit, proceeding or investigation. In case any such action shall be brought against an Indemnified Party and it shall give written notice to Parent of the commencement thereof, Parent shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party. If Parent elects to assume the defense of such action, the Indemnified Party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If Parent elects not to assume (or fails to assume) the defense of such action, the Indemnified Party shall be entitled to assume the defense of such action with counsel of its own choice, at the expense of Parent. If the action is asserted against both Parent and the Indemnified Party and there is a conflict of interests which renders it inappropriate for the same counsel to represent both Parent and the Indemnified Party, Parent shall be responsible for paying for separate counsel for the Indemnified Party; provided, however, that if there is more than one Indemnified Party, Parent shall not be responsible for paying for more than one separate firm of attorneys (and any local counsel) to represent the indemnified parties, regardless of the number of indemnified parties. If Parent elects to assume the defense of such action, (i) no compromise or settlement thereof may be effected by Parent without the Indemnified Party's written consent (which shall not be unreasonably withheld) and (ii) the Indemnified Party shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld).

     Section 5.7 Additional Agreements. (a) Subject to the terms and conditions
                 ---------------------
herein provided, each of the parties hereto agrees diligently to use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Documents as soon as reasonably practical, including to (i) obtain all necessary waivers, consents and approvals, (ii) effect all necessary registrations and filings, (iii) lift any injunction to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), and (iv) otherwise promptly satisfy the conditions set forth in Article VI. In addition, Parent agrees to cooperate with Company in
             ----------
obtaining (x) a legal opinion from Akin, Gump, Strauss, Hauer & Feld, LLP, counsel to Company, reasonably satisfactory to Company, to be delivered in connection with the filing of the Form S-4 concerning tax matters, and (y) the legal opinion described in Section 6.2(c) from Akin, Gump, Strauss, Hauer &
                           --------------
Feld, LLP. In connection with each of such opinions of Akin, Gump, Strauss, Hauer & Feld, LLP, Parent and Company shall each deliver a certificate executed by an appropriate officer of Parent containing customary representations as to current financial matters related to the treatment of the Merger as a tax-free reorganization under Section 368(a) of the Code.

          (b) Company will give prompt notice to Parent, and Parent or Merger Sub will give prompt notice to Company, of:

               (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

               (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by the Transaction Documents; and

               (iii) any actions, suits, claims, investigations or proceedings commenced or, to Company's or Parent's Knowledge, as applicable, threatened against, relating to or involving or otherwise affecting it or any of its Subsidiaries which, if pending on the date of this Agreement would have been required to have been disclosed pursuant to Section 2.7, 2.8, 3.7 and
                                                      -----------  ---  ---
     3.8 or which relate to the consummation of the transactions contemplated by
     ---
     this Agreement.

          (c) Parent and Merger Sub, on the one hand, and Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and the other Transaction Documents, including the Merger, and will not issue any such press release or make any such public statement prior to such consultation.

          (d) Parent agrees to cause its Board of Directors prior to the Effective Time to approve in the form required by Rule 16b-3 under the Exchange Act certain acquisitions of Parent Common Stock pursuant to the Merger, as directed by Company and in form reasonably acceptable to Company.

          (e) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and the other Transaction Documents, the proper officers and/or directors of Parent and Company will use their reasonable best efforts to take all such necessary action.

     Section 5.8 No Shop. Company agrees (a) that neither it nor any of its
                 -------
Subsidiaries or affiliates will, and it will direct and use commercially reasonable efforts to cause its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries or affiliates) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or equity securities covering all or any significant portion of the assets of, Company and its Subsidiaries, taken as a whole (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal, or release any third party from any obligations under any existing standstill agreement or arrangement, or enter into any agreement with respect to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal;
(b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any of the foregoing, and it will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 5.9; and (c) that it will notify Parent immediately
                   -----------
if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it. Notwithstanding the foregoing, prior to the Effective Time, Company may, directly or indirectly, furnish information and access to, and may participate in discussions and negotiate with, any Person, if
(i) such person has submitted an unsolicited proposal to the Board of Directors of Company relating to an Alternative Proposal, (ii) the Board of Directors of Company believes that such Alternative Proposal is superior from a financial point of view to the transactions contemplated by the Transaction Documents, and
(iii) the Board of Directors of Company determines in its good faith judgment that it is required to take such action to comply with the Board of Directors' fiduciary duty imposed by law (a "Superior Proposal"). Such Board of Directors will provide a summary of any such proposal to Parent immediately after receipt thereof and thereafter keep Parent promptly advised of any development with respect thereto and any revision of the terms of such Superior Proposal.

     Section 5.9 Advice of Changes, SEC Filings. Company will confer on a
                 ------------------------------
regular basis with Parent on operational matters. Parent and Company will promptly advise each other of any change or event that has had, or could reasonably be expected to have, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be. Company and Parent will promptly provide each other (or their respective counsel) copies of all filings made by such party with the SEC or any other Governmental Entity in connection with this Agreement and the transactions contemplated hereby and other Transaction Documents and the transactions contemplated thereby.

     Section 5.10 Confidentiality Agreement. Each party will keep all
                  -------------------------
information received pursuant to this Agreement confidential in accordance with the confidentiality provisions of the offer letter dated December 8, 2000 between Parent and Company, and the Confidentiality Agreement dated October 11, 1999 between Parent and Company (the "Confidentiality Agreement"). Notwithstanding any other provision of this Agreement or the Confidentiality Agreement, the Confidentiality Agreement remains in full force and effect, is not superseded or modified by this Agreement, and will only terminate upon the Effective Time.

     Section 5.11 Special Meetings.
                  ----------------

          (a) Company will, as promptly as reasonably practicable after the date of this Agreement (i) take all steps reasonably necessary to call, give notice of, convene and hold a special meeting of its shareholders (the "Company Special Meeting") for the purpose of securing the Company Shareholder Approval, (ii) distribute to its shareholders the Joint Proxy Statement/Prospectus in accordance with applicable federal and state law and its articles of incorporation and bylaws, which Joint Proxy Statement/Prospectus will contain the recommendation of the Company Board of Directors that its shareholders approve and adopt this Agreement and approve the Merger and other Transaction Documents and transactions contemplated thereby, and (iii) subject to the fiduciary duties of its directors, use all reasonable efforts to solicit from its shareholders proxies in favor of, and to secure, the Company Shareholder Approval, and (iv) cooperate and consult with Parent with respect to each of the foregoing matters; provided, that this Section 5.11 will not prohibit the
                                       ------------
Company Board of Directors from failing to make or from
withdrawing or modifying its recommendation to the Company shareholders hereunder if the Board of Directors of Company determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to its shareholders under applicable law and provided further that this Agreement will not be required to be submitted to the shareholders of Company at the Company Special Meeting if this Agreement has been terminated pursuant to Section 7.1 hereof.
            -----------

          (b) Parent will, as promptly as reasonably practicable after the date of this Agreement (a) take all steps reasonably necessary to call, give notice of, convene and hold a special meeting of its shareholders (the "Parent Special Meeting") for the purpose of securing the Parent Shareholder Approval, (b) distribute to its shareholders the Joint Proxy Statement/Prospectus in accordance with applicable federal and state law and its articles of incorporation and bylaws, which Joint Proxy Statement/Prospectus will contain the recommendation of the Parent Board of Directors that its shareholders approve and adopt this Agreement and approve the Merger and other Transaction Documents and transactions contemplated thereby, (c) use all reasonable efforts to solicit from its shareholders proxies in favor of, and to secure, the Parent Shareholder Approval, and (d) cooperate and consult with Company with respect to each of the foregoing matters; provided, that this Agreement will not be required to be submitted to the shareholders of Parent at the Parent Special Meeting if this Agreement has been terminated pursuant to Section 7.1 hereof.
                                                          -----------

     Section 5.12 State Takeover Statutes. If any "fair price", "control share
                  -----------------------
acquisition", "moratorium" or other anti-takeover statute, or similar statute or regulation will become applicable to the Merger, this Agreement, the other Transaction Documents or any of the transactions contemplated hereby or thereby, Company and Parent will use their commercially reasonable efforts to ensure that the Merger and the other transactions contemplated hereby and by the Transaction Documents, may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated hereby or thereby.

     Section 5.13 Company Credit Agreements. Parent agrees that at or
                  -------------------------
immediately subsequent to the Effective Time, it will, or will cause its Subsidiaries to pay off the entire balance outstanding under the Company Credit Agreements.

     Section 5.14 Expenses. Except as provided to the contrary in Article VII,
                  --------                                        -----------
each party hereto will pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, whether or not the Merger will be consummated, except that the fee for filing the Joint Proxy Statement/Prospectus with the Commission and the costs and expenses associated with printing and mailing the Joint Proxy Statement/Prospectus and complying with any applicable state securities or "blue sky" laws will be borne by Parent.

     Section 5.15 St. Paul Shareholder Agreement.  Parent will use its best
                  ------------------------------
efforts to have St. Paul Fire and Marine Insurance Company ("St. Paul") execute a shareholder agreement in the form of Exhibit C ("St. Paul Shareholder Agreement") hereto as promptly as possible after the date of this Agreement.

     Section 5.16 Available Funds. Parent covenants that it will have at the
                  ---------------
Closing immediately available funds and authorized Parent Common Stock available for issuance sufficient to enable it to make payment of the Aggregate Merger Consideration and effect the transactions contemplated by this Agreement and the other Transaction Documents without encumbrance or delay and without causing Parent to become insolvent or to declare insolvency.


                                  ARTICLE VI

                             CONDITIONS PRECEDENT

     Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The
                 ----------------------------------------------------------
respective obligations of each party to effect the Merger will be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) The Form S-4 will have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Form S-4 will have been issued by the Commission and remain in effect and all necessary approvals under state securities laws relating to the issuance or trading of the Parent Common Stock to be issued to shareholders of Company in connection with the Merger will have been obtained.

          (b) No preliminary or permanent injunction or other order by any federal or state court in the United States of competent jurisdiction which prevents the consummation of the Merger will have been issued and remain in effect (each party agreeing to use all commercially reasonable efforts to have any such injunction lifted).

          (c) The Parent Common Stock to be issued to Company shareholders in connection with the Merger will have been approved for listing on the American Stock Exchange ("AMEX"), subject only to official notice of issuance.

          (d) (i) Stock Elections that would represent the right to receive no less than 3,000,000 shares of Parent Common Stock have been effectively made pursuant to Section 1.6, and (ii) Company will have received a legal opinion
            -----------
from Akin, Gump, Strauss, Hauer & Feld, LLP dated as of the date of the Effective Time, reasonably satisfactory to Company to the effect that on the basis of certain facts, representations and assumptions set forth in such opinions, the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code.

          (e) Company Shareholder Approval.  The holders of issued and
              ----------------------------
outstanding shares of Company Common Stocwill have duly approved the Merger.

          (f) Parent Shareholder Approval.  The holders of issued and
              ---------------------------
outstanding shares of Parent Common Stock will have duly approved the Merger.

     Section 6.2 Conditions to Obligation of Company to Effect the Merger. The
                 --------------------------------------------------------
obligation of Company to effect the Merger will be subject to the fulfillment (or waiver by Company) at or prior to the Effective Time of the following additional conditions:

          (a) Performance of Obligations, Representations and Warranties. (i)
              ----------------------------------------------------------
The representations and warranties of Parent contained herein (other than in
Section 2.6) will be true and correct in all respects (but without regard to any
-----------
materiality qualifications or references to a Parent Material Adverse Effect contained in any specific representation or warranty) as of the Effective Time except (a) for changes specifically permitted by the terms of this Agreement,
(b) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (c) where any such failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a Parent Material Adverse Effect, and (ii) Parent will have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time, in the case of (i) and (ii) above except as contemplated or permitted by this Agreement, and Company will have received certificates signed on behalf of Parent by an executive officer of Parent to certifying as to both (i) and (ii) above.

          (b) Consents and Authorizations. All consents, waivers, approvals,
              ---------------------------
authorizations or orders required to be obtained, and all filings required to be made for the consummation of the transactions contemplated by this Agreement will have been obtained and made by Parent and Merger Sub, except for those consents, waivers, approvals, authorizations, orders and filings the failure of which to obtain would not and would not reasonably be expected to adversely affect the Closing or have a Parent Material Adverse Effect.

          (c) No Material Adverse Effect. From the date of this Agreement
              --------------------------
through the Effective Time, there will not have occurred any change in the financial condition, business or operations of Parent and its Subsidiaries, that would constitute a Parent Material Adverse Effect.

     Section 6.3 Conditions to Obligations of Parent to Effect the Merger. The
                 --------------------------------------------------------
obligations of Parent to effect the Merger will be subject to the fulfillment (or waiver by Parent) at or prior to the Effective Time of the following additional conditions:

          (a) Performance of Obligations, Representations and Warranties. (i)
              ----------------------------------------------------------
The representations and warranties of Company contained herein (other than in
Section 3.6) will be true and correct in all respects (but without regard to any
-----------
materiality qualifications or references to a Company Material Adverse Effect contained in any specific representation or warranty) as of the Effective Time except (a) for changes specifically permitted by the terms of this Agreement,
(b) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (c) where any such failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a Company Material Adverse Effect, and (ii) Company will have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time, in each case except as contemplated or permitted by this Agreement, and Parent will have received certificates signed on behalf of Company by an executive officer of Company to such effect.

          (b) Consents and Authorizations. All consents, waivers, approvals,
              ---------------------------
authorizations or orders required to be obtained, and all filings required to be made for the consummation of the transactions contemplated by this Agreement will have been obtained and made by Company, except for those consents, waivers, approvals, authorizations, orders and filings (x) relating to the Company Credit Agreements or the Parent Credit Agreement, or (y) the failure of which to obtain would not and would not reasonably be expected to adversely affect the Closing or have a Company Material Adverse Effect.

          (c) No Company Material Adverse Effect. From the date of this
              ----------------------------------
Agreement through the Effective Time, there will not have occurred any change in the financial condition, business or operations of Company and its Subsidiaries, that would constitute a Company Material Adverse Effect.


                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     Section 7.1 Termination. This Agreement may be terminated at any time prior
                 -----------
to the Effective Time, whether before or after approval of any matters presented in connection with the Merger by the shareholders of Company:

          (a)    by mutual written consent of Parent and Company;

          (b) by either Company or Parent if there has been an inaccuracy or breach of the representations, warranties, covenants or agreements on the part of the other set forth in this Agreement which breach would result in the condition set forth in Section 6.2(a), in the case of a breach by Parent or
                       --------------
Merger Sub, or Section 6.3(a), in the case of a breach by Company, not being
               --------------
satisfied, and such breach has not been cured within ten business days following receipt by the breaching party of notice of such breach from the non-breaching party;

          (c) by either Parent or Company if the Merger will not have been consummated on or before May 31, 2001, unless the failure to consummate the Merger is the result of an inaccuracy or breach of the representations, warranties, covenants or agreements contained in this Agreement by the party seeking to terminate this Agreement which has not been cured within ten business days following receipt by the breaching party of notice of such inaccuracy or breach from the non-breaching party;

          (d) by Company, prior to the Effective Time, if the Board of Directors of Company has received a Superior Proposal which the Board of Directors has resolved to accept. Upon such termination, Parent, Merger Sub and their respective Subsidiaries will be deemed to have waived any and all claims Parent and its Subsidiaries may have at law or in equity against Company, its Subsidiaries or their respective officers, directors or employees arising out of or relating to this Agreement or the other Transaction Documents, except as contemplated by Section 7.2(a);
                --------------

          (e) by either Company or Parent if (i) a statute, rule, regulation or executive order will have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby or
(ii) an order, decree, ruling or injunction will have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction will have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(e) will have
                                                     --------------
used its reasonable best efforts to remove such injunction, order or decree;

          (f) by either Company or Parent if the Company Shareholder Approval will not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or of any adjournment thereof;

          (g) by Company if the St. Paul Shareholder Agreement has not been executed by St. Paul on or prior to January 5, 2000; or

          (h) by Parent, prior to the Effective Time, if the Board of Directors of Company has received a Superior Proposal which the Board of Directors has failed to reject within 30 days of the date of receipt of such Superior Proposal. Upon such termination, Parent, Merger Sub and their respective Subsidiaries will be deemed to have waived any and all claims Parent and its Subsidiaries may have at law or in equity against Company, its Subsidiaries or their respective officers, directors or employees arising out of or relating to this Agreement or the other Transaction Documents.

     Section 7.2 Effect of Termination. (a) In the event of termination of this
                 ---------------------
Agreement by either Parent or Company as provided in Section 7.1, this Agreement
                                                     -----------
will forthwith become void and there will be no liability hereunder on the part of Company, Parent or their respective officers or directors; provided, however, that nothing contained in this Section 7.2 will relieve any party hereto from
                               -----------
any liability (i) for any willful breach of a representation or warranty contained in this Agreement, (ii) for the breach of any covenant or agreement contained in this Agreement or (iii) under Section 7.1(d), this Section 7.2 and
                                           --------------       -----------
Article VIII.
------------

          (b) If Company terminates this Agreement pursuant to Section 7.1(d),
                                                               --------------
forthwith upon such termination Company will pay Parent $2,350,000 in immediately available funds.

          (c) If either Company or Parent has willfully breached a representation, warranty, covenant or agreement set forth in this Agreement that results in the other party terminating this Agreement pursuant to Section
                                                                  -------
7.1(b), then, in addition to any other remedies available to the non-breaching
------
party, the breaching party will promptly reimburse the non-breaching party for all substantiated out-of-pocket costs and expenses incurred by the non-breaching party in connection with this Agreement and the transactions contemplated hereby and the other Transaction Documents, including, without limitation, costs and expenses of accountants, attorneys and financial advisors (the "Expenses Fee"). Each of Parent and Company acknowledges that the agreements contained in this
Section 7.2(c) are an integral part of the transactions contemplated in this
--------------
Agreement, and that, without these agreements, Parent and Company would not enter into this Agreement; accordingly, if the breaching party falls to promptly pay the amount due pursuant to this Section 7.2(c), and, in order to obtain such
                                    --------------
payment, the non-breaching party commences a suit which results in a judgment for the Expenses Fee, the breaching party will pay to the non-breaching party its costs and expenses (including attorney's fees) in connection with such suit.

          (d) If the Merger does not occur for any reason other than (i) a breach by Company of its representations, warranties, covenants or agreements set forth in this Agreement resulting in the condition set forth in Section
                                                                    -------
6.3(a) not being satisfied, (ii) any of the conditions set forth in Sections
------                                                              --------
6.1(e), 6.2(c), 6.3(b) and 6.3(c) not being satisfied, or (iii) a termination of
------  ------  ------     ------
this Agreement by Parent under Section 7.1(h), Parent will promptly pay $250,000
                               --------------
in immediately available funds to Company, which amount is intended to reimburse Company for its costs and expenses incurred in connection with this Agreement and the transactions contemplated by the Transaction Documents.

     Section 7.3 Amendment. This Agreement may be amended by the parties hereto,
                 ---------
by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Company, Parent and Merger Sub, but, after any such approval no amendment will be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing duly executed by each of the parties hereto.

     Section 7.4 Waiver. At any time prior to the Effective Time, any party
                 ------
hereto may waive any of its rights under this Agreement or any applicable law that may be legally waived, including, without limitation, waiving (i) any failure to timely perform any of the obligations or other acts of the other parties hereto, (ii) any inaccuracies in or breaches of the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing duly executed by such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

     Section 7.5 Exclusive Remedy for Inaccuracy or Breach of Representation or
                 --------------------------------------------------------------
Warranty. Except as expressly provided in Section 7.2(a), (b), (c) and (d)
--------                                  --------------  ---  ---     ---
hereof, a party's sole and exclusive remedy with respect to the non-willful inaccuracy or breach of any representation or warranty provided by the other party will be to (i) elect not to close the Merger and the other transactions contemplated by this Agreement to the extent permitted by Article VI and (ii)
                                                          ----------
elect to terminate this Agreement to the extent permitted by Article VII.
                                                             -----------

                                 ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.1 Non-Survival of Representations and Warranties. Except to the
                 ----------------------------------------------
extent expressly set forth in Articles II and III, the parties hereto have not
                              -----------     ---
made and expressly negate and waive any representations or warranties (express, implied, statutory or otherwise) with respect to this Agreement or the title, condition or quality of any rights or assets of Parent or Company or any Subsidiary of Parent or Company or the accuracy or completeness of any information provided or obtained. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will terminate at the Effective Time or, if sooner, the termination of this Agreement.

     Section 8.2 Disclosure Schedules. Each disclosure identified in the Parent
                 --------------------
Disclosure Schedule and the Company Disclosure Schedule or elsewhere in this Agreement constitutes a disclosure by the disclosing party with respect to all applicable Sections of this Agreement, regardless of any reference to a particular Section or subsection. The Company agrees that it will provide Parent, and Parent agrees that it will provide Company, with written supplements to this Agreement disclosing any inaccuracies in representations and warranties made by it in Article III.

     Section 8.3 Notices. All notices and other communications' hereunder will
                 -------
be in writing and will be deemed given when delivered personally, one day after being delivered to a nationally recognized overnight courier or when telecopied (with a confirmatory copy sent by such overnight courier) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

          (a)   if to Parent or Merger Sub, to

                PetroCorp Incorporated
                6733 South Yale Avenue
                Tulsa, OK  74136

                                           Attention: Chief Executive Officer
                                           Facsimile No.: (918) 491-4584

                              with a copy (which will not constitute notice) to:

                Frederic Dorwart
                One City Hall
                124 East Fourth Street
                Tulsa, Oklahoma  74103-5010

                                           Facsimile No.: (918) 583-8251

          (b)   if to Company, to

                Southern Mineral Corporation
                1201 Louisiana, Suite 3350
                Houston, TX  77002-4609
                                           Attention: Chief Executive Officer
                                           Facsimile No.: 713-658-9447

                              with a copy (which will not constitute notice) to:

                                 Akin, Gump, Strauss, Hauer & Feld, LLP
                                   1900 Pennzoil Place - South Tower
                                             711 Louisiana
                                         Houston, Texas 77002
                                     Attention: J. Vincent Kendrick
                                     Facsimile No.: (713) 236-0822

     Section 8.4 Interpretation. When a reference is made in this Agreement to a
                 --------------
Section or Article, such reference will be to a Section or Article of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words, of without limitation." As used in this Agreement the word "Subsidiary" when used with respect to any relevant individual or entity, means any other individual or entity that directly or indirectly is controlled by such relevant individual or entity in question. As used herein, the term "control" (including its derivatives and similar terms) means the power to, directly or indirectly, direct or cause the direction of the management and policies of such relevant individual or entity.

     Section 8.5 Counterparts. This Agreement may be executed in counterparts,
                 ------------
all of which will be considered one and the same agreement, and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 8.6 Entire Agreement, No Third-Party Beneficiaries. This Agreement
                 ----------------------------------------------
and the other written agreements executed by the parties in connection herewith, including the Confidentiality Agreement, constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and there are no promises, undertakings, representations or warranties by Company or Parent relative to the subject matter of this Agreement not expressly set forth or referred to herein. This Agreement, except for the provisions of Sections
                                                                 --------
1.4(c), 5.5 and 5.6, is not intended to confer upon any person other than the
------  ---     ---
parties hereto any rights or remedies hereunder.

     Section 8.7 Governing Law. EXCEPT TO THE EXTENT THE LAW OF ANOTHER
                 -------------
JURISDICTION IS REQUIRED TO BE APPLIED, THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     Section 8.8 Shareholder Agreements. The parties hereto acknowledge that,
                 ----------------------
except as contemplated by Section 5.15, the Shareholder Agreements have been
                          ------------
executed as of the date of this Agreement.

     Section 8.9 Standstill. If (a) this Agreement is terminated by either
                 ----------
Parent or Company in accordance with the terms of Section 7.1 and (b) such
                                                  -----------
termination was not related to a material breach by Company of any of its representations, warranties, covenants or agreements set forth herein resulting in a failure to satisfy the requirements of Section 6.3(a), neither Parent,
                                            --------------
Merger Sub nor any Subsidiary of either of them will for a period of two years following such expiration (i) acquire, offer to acquire or agree to acquire directly or indirectly by purchase or otherwise any voting securities of Company, (ii) make or in any way participate directly or indirectly, in any "solicitation" of "proxies" to vote (in such terms as used in the proxy rules of the Commission) or seek to advise or influence any person or entity with respect to the voting of any voting securities of Company, (iii) form, join or in any way participate in a "group" within the meaning of Section 13(d)(iv) of the Exchange Act with respect to any voting securities of Company or (iv) otherwise act alone or in concert with others to seek to control or influence the management, Board of Directors, or policies of Company.

     Section 8.10 Assignment. Neither this Agreement nor any of the rights,
                  ----------
interests or obligations hereunder will be assigned, transferred, disposed of or otherwise alienated by either of the parties hereto (whether voluntarily or involuntarily, with or without consideration, by operation of law or otherwise) without the prior written consent of the other party (which consent may be granted or withheld in such party's sole discretion). An attempted assignment, transfer, disposition or alienation in violation of this Agreement will be null, void and ineffective. Subject to the two preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section 8.11 Severability. If any term or other provision of this Agreement
                  ------------
is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will negotiate in good faith to modify this Agreement so as' to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

     Section 8.12 Enforcement of this Agreement. The parties hereto agree that
                  -----------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

                 [Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Parent, Merger Sub and Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written in the preamble.

                                   PETROCORP INCORPORATED


                                   By:  /s/ Gary R. Christopher
                                       -----------------------------------
                                   Name: Gary R. Christopher
                                   Title: President and Chief Executive Officer


                                   PETROCORP ACQUISITION COMPANY


                                   By:  /s/ Gary R. Christopher
                                       -----------------------------------
                                   Name: Gary R. Christopher
                                   Title: President and Chief Executive Officer



                                   SOUTHERN MINERAL CORPORATION


                                   By:  /s/ Steven H. Mikel
                                       -----------------------------------
                                   Name:  Steven H. Mikel
                                   Title: President and Chief Executive Officer


                        [Merger Agreement Signature Page]

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